                                  EXHIBIT 10.5

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                  BY AND AMONG

                        CENTENNIAL HEALTHCARE CORPORATION
                 (formerly known as WelCare International, Inc.)
                              AND ITS SUBSIDIARIES
                            IDENTIFIED ON SCHEDULE 1
                                 ("Borrowers");

                            THE LENDERS IDENTIFIED ON
                                   SCHEDULE 2
                                  ("Lenders");

                                       AND

                             CORESTATES BANK, N.A.,
                            AS AGENT FOR THE LENDERS
                                    ("Agent")

                                December 18, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

      SECTION 1     DEFINITIONS............................................  1

            1.1.    Definitions............................................  1
            1.2.    Rule of Construction................................... 16

      SECTION 2     FACILITY............................................... 16

            2.1.    Commitment............................................. 16
            2.2.    Promissory Notes....................................... 17
            2.3.    Lenders' Participation................................. 17
            2.4.    Use of Proceeds........................................ 17
            2.5.    Repayment.............................................. 18
            2.6.    Interest............................................... 19
            2.7.    Advances............................................... 25
            2.8.    Adjustments to Commitment.............................. 27
            2.9.    Prepayment; Repayment.................................. 28
            2.10.   Funding Costs and Loss of Earnings..................... 28
            2.11.   Payments............................................... 28
            2.12.   Commitment Fee......................................... 28
            2.13.   Closing Fee............................................ 29
            2.14.   Fees to Agent.......................................... 29
            2.15.   Regulatory Changes in Capital Requirements............. 29
            2.16.   Taxes.................................................. 30

      SECTION 2A    LETTERS OF CREDIT...................................... 30

            2A.1.   Availability of Credits................................ 30
            2A.2.   Commitment Availability................................ 31
            2A.3.   Approval and Issuance.................................. 32
            2A.4.   Obligations of the Borrowers........................... 32
            2A.5.   Payment by Lenders on Letters of Credit................ 33
            2A.6.   Collateral Security.................................... 34
            2A.7.   General Terms of Credits............................... 35

      SECTION 3     REPRESENTATIONS AND WARRANTIES......................... 35

            3.1.    Organization and Good Standing......................... 35
            3.2.    Power and Authority; Validity of Agreement............. 36
            3.3.    No Violation of Laws or Agreements..................... 36
            3.4.    Health Care Facilities................................. 36
            3.5.    Material Contracts..................................... 36
            3.6.    Compliance............................................. 37
            3.7.    Litigation............................................. 37
            3.8.    Title to Assets........................................ 37
            3.9.    Corporate Organization; Capital Stock.................. 37
            3.10.   Accuracy of Information; Full Disclosure............... 38
            3.11.   Taxes and Assessments.................................. 38
            3.12.   Indebtedness........................................... 39
            3.13.   Management Agreements.................................. 39
            3.14.   Investments............................................ 39

            3.15.   ERISA.................................................. 39
            3.16.   No Extension of Credit for Securities.................. 40
            3.17.   Perfection of Security Interests....................... 40
            3.18.   Perfection of Liens.................................... 40
            3.19.   Hazardous Substances................................... 40
            3.20.   Solvency............................................... 41
            3.21.   Employee Controversies................................. 41
            3.22.   SouthTrust Financings.................................. 42
            3.23.   Other Financings....................................... 43
            3.24.   CGC.................................................... 43

      SECTION 4     CONDITIONS............................................. 44

            4.1.    Effectiveness of Agreement; First Advance.............. 44
            4.2.    Subsequent Advances.................................... 47
            4.3.    Additional Condition to Lenders' Obligations........... 47

      SECTION 5     AFFIRMATIVE COVENANTS.................................. 48

            5.1.    Existence and Good Standing............................ 48
            5.2.    Interim Financial Information.......................... 48
            5.3.    Annual Financial Statements............................ 48
            5.4.    Quarterly Compliance Certification..................... 49
            5.5.    Receivables Aging Report............................... 49
            5.6.    Additional Information................................. 49
            5.7.    Books and Records...................................... 49
            5.8.    Maintenance of Assets; Insurance....................... 49
            5.9.    Notifications.......................................... 50
            5.10.   Taxes.................................................. 50
            5.11.   Costs and Expenses..................................... 50
            5.12.   Additional Collateral Documentation.................... 51
            5.13.   Compliance............................................. 51
            5.14.   ERISA.................................................. 52
            5.15.   Funded Debt to Capital Ratio........................... 53
            5.16.   Consolidated Senior Debt to Adjusted EBITDA............ 53
            5.17.   Adjusted Total Debt to Adjusted EBITDAR................ 54
            5.18.   Consolidated Net Worth................................. 54
            5.19.   Fixed Charge Coverage Ratio............................ 54
            5.20.   Borrowing Base......................................... 54
            5.21.   Management Changes..................................... 54
            5.22.   Successor Agent........................................ 54
            5.23.   Transactions Among Affiliates.......................... 54
            5.24.   Inspections............................................ 55
            5.25.   The Funds.............................................. 55
            5.26.   Other Information...................................... 55

      SECTION 6     NEGATIVE COVENANTS..................................... 55

            6.1.    Indebtedness........................................... 55
            6.2.    Guaranties............................................. 55
            6.3.    Loans.................................................. 56
            6.4.    Liens and Encumbrances................................. 56
            6.5.    Additional Negative Pledge............................. 57
            6.6.    Restricted Payments.................................... 57

            6.7.    Transfer of Assets; Liquidation........................ 57
            6.8.    Acquisitions and Investments........................... 57
            6.9.    New Leases............................................. 59
            6.10.   Use of Proceeds........................................ 59

      SECTION 7     COLLATERAL AND RIGHT OF SET-OFF........................ 60

      SECTION 8     DEFAULT................................................ 60

            8.1.    Events of Default...................................... 60
            8.2.    Remedies............................................... 63

      SECTION 9     THE LENDERS............................................ 63

            9.1.    Application of Payments................................ 63
            9.2.    Set-Off................................................ 64
            9.3.    Modifications and Waivers.............................. 64
            9.4.    Obligations Several.................................... 64
            9.5.    Lenders' Representations............................... 64
            9.6.    Investigation.......................................... 65
            9.7.    Powers of Agent........................................ 65
            9.8.    General Duties of Agent, Immunity and
                    Indemnity.............................................. 65
            9.9.    No Responsibility for Representations or
                    Validity, etc.......................................... 65
            9.10.   Action on Instruction of Lenders; Right to
                    Indemnity.............................................. 65
            9.11.   Employment of Agents................................... 66
            9.12.   Reliance on Documents.................................. 66
            9.13.   Agent's Rights as a Lender............................. 66
            9.14.   Expenses............................................... 66
            9.15.   Resignation of Agent................................... 66
            9.16.   Successor Agent........................................ 66
            9.17.   Collateral Security.................................... 67
            9.18.   Enforcement by Agent................................... 67

      SECTION 10    MISCELLANEOUS.......................................... 67
            10.1.   Indemnification and Release Provisions................. 67
            10.2.   Participations and Assignments......................... 67
            10.3.   Binding and Governing Law.............................. 68
            10.4.   Survival............................................... 68
            10.5.   No Waiver; Delay....................................... 68
            10.6.   Modification........................................... 69
            10.7.   Headings............................................... 69
            10.8.   Notices................................................ 69
            10.9.   Payment on Non-Business Days........................... 69
            10.10.  Time of Day............................................ 69
            10.11.  Severability........................................... 69
            10.12.  Counterparts........................................... 70
            10.13.  Consent to Jurisdiction and Service of Process......... 70
            10.14.  Waiver of Jury Trial................................... 70
            10.15.  Acknowledgements....................................... 70

                         LIST OF SCHEDULES AND EXHIBITS


Schedule 1:    Borrowers

Schedule 2: The Lenders, their respective Maximum Principal Amounts and Percentages of Commitment

Schedule 3:    Funds and Fund Service Corporations

Exhibit A:     Advance Request Form

Exhibit B-1:   Letter of Credit Request Form

Exhibit B-2:   Letter of Credit Application

Exhibit C:     Form of Note

Exhibit D:     Funding Costs and Loss of Earnings Calculation

Exhibit E:     Disclosure Pursuant to Representations and Warranties

Exhibit F:     Compliance Certificate

Exhibit G-1:   Form of Third Party Note

Exhibit G-2:   Form of Security Agreement

Exhibit G-3:   Form of Pledge Agreement (Collateral Assignment)

Exhibit G-4:   Form of Long-Term Management Contract

Exhibit H:     Form of Notice of Permitted Acquisition

Exhibit I:     UCC Financing Statements

                      AMENDED AND RESTATED CREDIT AGREEMENT

            THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made this 18th day of December, 1996, by and among CENTENNIAL HEALTHCARE CORPORATION (formerly known as WelCare International, Inc.), a Georgia corporation (the "Company") and the subsidiaries of the Company listed on
Schedule 1 attached hereto (together with the Company and such additional Subsidiaries as may become Borrowers from time to time as hereinafter provided, each individually, a "Borrower" and individually and collectively, "Borrowers"); CORESTATES BANK, N.A., a national banking association ("CoreStates") and the other lenders listed on Schedule 2 attached hereto (together with CoreStates and such additional financial institutions as may become lenders from time to time as hereinafter provided, each individually a "Lender" and individually and collectively, "Lenders"); and CoreStates, as agent for the Lenders ("Agent").

                              W I T N E S S E T H:

            WHEREAS, Borrowers are in the business of operating, either by lease, management agreement or ownership, nursing homes and related ancillary businesses in the United States of America; and

            WHEREAS, certain of the Borrowers (the "Existing Borrowers") are parties with CoreStates (as Lender and as Agent) to that certain Credit Agreement dated August 15, 1995, as amended (as amended, the "Existing Credit Agreement"); and

            WHEREAS, Borrowers have requested, and CoreStates and the other Lenders have agreed, to amend the Existing Credit Agreement to increase the aggregate availability to up to Sixty-Five Million Dollars ($65,000,000), to add the Borrowers in addition to the Existing Borrowers, to add the Lenders in addition to CoreStates, and in certain additional respects, all on the terms and conditions as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing background and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby amend and restate the Existing Credit Agreement to read in its entirety as follows:

                                    SECTION 1
                                   DEFINITIONS

            1.1. Definitions. When used in this Agreement, the following terms shall have the meanings set forth below; certain terms relating to interest rates are defined in Paragraph 2.6 and shall have the meanings set forth thereunder.

            "Acquired Operations" shall mean operations of the Company and its Consolidated Subsidiaries with respect to (i) a Health Care Facility as to which the Company and its Consolidated Subsidiaries acquires ownership, a leasehold interest or the right to manage such facility after September 30, 1996, or (ii) any other business(es) acquired pursuant to a Permitted Acquisition.

            "Acquisition Price" shall mean, with respect to any Permitted Acquisition, the total consideration to be paid, incurred or assumed by Borrowers in connection with such Permitted Acquisition, including the full amount of any deferred purchase price or contingent obligations.

            "Adjusted EBITDA" shall mean EBITDA for the Company and its Consolidated Subsidiaries for the two (2) most-recently ended fiscal quarters, multiplied by two (2), provided, that in the event that any Permitted Acquisition has been consummated during such two (2) fiscal quarters and Borrowers have delivered to Lenders pro forma combined historical financial statements in form and substance satisfactory to Required Lenders, then for purposes of calculating Adjusted EBITDA hereunder, EBITDA for such two (2) fiscal quarters shall be calculated for the Company and its Consolidated Subsidiaries including such Permitted Acquisition, based on such pro forma combined historical financial statements.

            "Adjusted EBITDAR" shall mean EBITDAR for the Company and its Consolidated Subsidiaries for the two (2) most-recently ended fiscal quarters, multiplied by two (2), provided, that in the event that any Permitted Acquisition has been consummated during such two (2) fiscal quarters and Borrowers have delivered to Lenders pro forma combined historical financial statements in form and substance satisfactory to Required Lenders, then for purposes of calculating Adjusted EBITDAR hereunder, EBITDAR for such two (2) fiscal quarters shall be calculated for the Company and its Consolidated Subsidiaries including such Permitted Acquisition, based on such pro forma combined historical financial statements.

            "Adjusted Fixed Charges" shall mean the sum of (i) two (2) times interest expense and operating lease expense for the Company and its Consolidated Subsidiaries for the two (2) most- recently ended fiscal quarters, plus (ii) current maturities of Funded Debt for the Company and its Consolidated Subsidiaries as of the last day of such period, and (iii) two (2) times the aggregate amount of cash dividends paid on Preferred Stock for the Company and its Consolidated Subsidiaries for the two (2) most-recently ended fiscal quarters; provided, that in the event that any Permitted Acquisition has been consummated during such two (2) fiscal quarters and the pro forma results of the business so acquired are included in the calculation of Adjusted EBITDAR, then Adjusted Fixed Charges for such two (2) fiscal quarters shall be calculated for the Company and its Consolidated Subsidiaries including such Permitted Acquisition based on such pro forma combined historical financial statements.

            "Adjusted Total Debt" shall mean, as of any date of determination, the sum of (i) all Funded Debt of the Company and its Consolidated Subsidiaries as of such date, plus (ii) the amount of all operating leases, based on the amount of the underlying debt with respect to operating leases where known or the present value of all payments required under all other operating leases calculated using a discount rate of ten percent (10%) per annum.

            "Advance" shall mean an advance of funds by Lenders under the Commitment.

            "Advance Request Form" shall mean the certificate in the form attached hereto as Exhibit A to be delivered to the Agent pursuant to Paragraph
2.7 hereof as a condition to each Advance.

            "Affiliate" shall mean, with respect to a Person, (i) any Person directly or indirectly owning, controlling or holding five percent (5%) or more of the outstanding beneficial interest in such Person, (ii) any Person five percent (5%) or more of the outstanding beneficial interest of which is directly or indirectly owned, controlled, or held by such Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, or (iv) any officer, director or partner of such Person. For purposes hereof, "control" shall mean the power to direct the affairs of any Person, whether by voting rights, contract or otherwise.

            "Agent" shall mean CoreStates Bank, N.A., in its capacity as agent for the Lenders hereunder, and any successor appointed pursuant to Paragraph
9.15 hereof.

            "Agreement" shall mean this Amended and Restated Credit Agreement and all the exhibits and schedules attached hereto, as amended from time to time.

            "Annualized EBITDA" shall mean (i) for the period from the date of this Agreement through the date of delivery of a Compliance Certificate with respect to the period ended September 30, 1996, EBITDA for the Existing Operations of the Company and its Consolidated Subsidiaries for the fiscal quarter ended June 30, 1996 multiplied by four (4); (ii) for the period from the delivery of a Compliance Certificate with respect to the period ended September 30, 1996 through the date of delivery of a Compliance Certificate with respect to the period ended December 31, 1996, EBITDA for the Existing Operations of the Company and its Consolidated Subsidiaries for the two (2) fiscal quarters ending September 30, 1996 multiplied by two (2); (iii) for the period from the date of delivery of a Compliance Certificate with respect to the period ended December 31, 1996 through the date of delivery of a Compliance Certificate for the period ended March 31, 1997, EBITDA for the Existing Operations of the Company and its Consolidated Subsidiaries for the three (3) fiscal quarters ending December 31, 1996 multiplied by one and one-third (1-1/3); and (iv) thereafter, EBITDA for the Existing Operations of the

Company and its Consolidated Subsidiaries for the four (4) most- recently ended fiscal quarters, adjusting as of the date following each delivery of a Compliance Certificate.

            "Arden Facility" means the Nursing Home known as The Oaks at Sweeten Creek (formerly Evangeline of Arden) in North Carolina and, prior to the acquisition thereof by NCHC, leased by a subsidiary of Evangeline Health Care, Inc. from HCPI, including, without limitation, all real and personal property and tangible and intangible assets comprising such Nursing Home.

            "Assignments of Rents" shall mean the assignment of rents and leases delivered from time to time pursuant to Paragraph 5.12 hereof, as the same may be amended, modified or restated from time to time.

            "Borrower" shall mean individually, and "Borrowers" shall mean individually and collectively, each of the Borrowers identified on Schedule 1 attached hereto on the date of this Agreement, as supplemented from time to time as provided in Paragraph 5.12 hereof.

            "Borrowing Base" shall mean, as of any date of determination, the sum of (i) Annualized EBITDA for the Existing Operations of the Company and its Consolidated Subsidiaries, multiplied by (A) 2.50, for fiscal quarters ending on or prior to December 31, 1996, (B) 2.25, for each fiscal quarter ending on or prior to December 31, 1997, and (C) 2.00 for each fiscal quarter thereafter, plus (ii) 3.00 times Qualified EBITDA of any Acquired Operations of the Company and its Consolidated Subsidiaries for the four (4) most-recently ended fiscal quarters for which a Compliance Certificate has been delivered, calculated for any portion of such period prior to the date of acquisition of such Acquired Operations based on the pro forma historical financial statements with respect to such Acquired Operations delivered pursuant to the definition of Qualified EBITDA.

            "Business Day" shall mean any day not a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania.

            "Capital" shall mean, as of any date of determination, the sum of Funded Debt and Consolidated Net Worth for the Company and its Consolidated Subsidiaries as of such date.

            "Capital Expenditures" shall mean expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including direct or indirect acquisition of such assets, provided, that Permitted Acquisitions shall not constitute Capital Expenditures.

            "Capital Leases" shall mean capital leases and subleases, as defined in the Financial Accounting Standards Board Statement of

Financial Accounting Standards No. 13 dated November 1976, as amended and updated from time to time.

            "CGC" means CGC Liquidation Company, a Delaware general partnership.

            "CHMC" shall mean Centennial HealthCare Management Corporation (formerly known as WelCare International Management Corporation), a Georgia corporation and a wholly-owned Subsidiary of the Company.

            "CHPC" shall mean Centennial HealthCare Properties Corporation (formerly known as WelCare International Properties Corporation), a Georgia corporation and wholly-owned Subsidiary of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder.

            "Collateral" shall mean the collateral security afforded to Agent on behalf of the Lenders from time to time under the Collateral Security Documents.

            "Collateral Security Documents" shall mean collectively, this Agreement; the Security Agreements and the landlord consents and waivers, mortgagee consents and waivers and financing statements delivered pursuant thereto; the Pledge Agreements, and related stock certificates and stock powers; the Note Pledges and related notes and collateral security documents; the Mortgages; the Assignment of Rents; and the Leasehold Assignments and any associated landlord consents and any additional documents granting security to Agent on behalf of the Lenders pursuant to this Agreement.

            "Commitment" shall mean the maximum aggregate principal amount up to which the Lenders, on a several basis, have agreed to make Advances under
Section 2 hereof and/or participate in the issuance of Letters of Credit under
Section 2A hereof, being Sixty- Five Million Dollars ($65,000,000) on the date hereof, as such maximum aggregate principal amount may be decreased pursuant to Paragraph 2.8 hereof.

            "Company" shall mean Centennial HealthCare Corporation (formerly known as WelCare International, Inc.), a Georgia corporation.

            "Compliance Certificate" shall mean a certificate in the form of Exhibit F attached hereto delivered by Borrowers to Lenders pursuant to Paragraph 5.4 or Paragraph 4.1 hereof.

            "Consolidated Fixed Charge Coverage Ratio" shall mean, as of any date of determination, the ratio of Adjusted EBITDAR to Adjusted Fixed Charges.

            "Consolidated Net Worth" shall mean, as of any date of determination, Consolidated Total Assets less Consolidated Total Liabilities.

            "Consolidated Senior Debt" shall mean all Funded Debt of the Company and its Consolidated Subsidiaries other than Subordinated Debt.

            "Consolidated Subsidiary" shall mean individually, and "Consolidated Subsidiaries" shall mean individually and collectively, with respect to any Person, those Subsidiaries of such Person whose accounts, financial results or position, for financial accounting purposes, are consolidated with those of such Person. Unless the context specifies otherwise, all references in this Agreement to a Consolidated Subsidiary shall refer to a Consolidated Subsidiary of the Company.

            "Consolidated Total Assets" shall mean, as of any date of determination, all assets, as defined in accordance with GAAP, of the Company and its Consolidated Subsidiaries as of such date provided, however, that the assets of the Funds and the THS Inactive Partnerships shall be excluded from such determination.

            "Consolidated Total Liabilities" shall mean, as of any date of determination, all liabilities and deferred items, as defined in accordance with GAAP, of the Company and its Consolidated Subsidiaries as of such date; provided, however, that the Preferred Stock and any Indebtedness of the Funds and the THS Inactive Partnerships shall be excluded from such determination.

            "Default" shall mean an event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

            "EBITDA" shall mean, for any period, Net Income of the Company and its Consolidated Subsidiaries for such period plus (to the extent deducted from revenue in calculating net income) depreciation, amortization and other non-cash charges and expenses, taxes and interest expense (including interest expense on Capital Leases) for the Company and its Consolidated Subsidiaries for such period.

            "EBITDAR" shall mean for any period, EBITDA of the Company and its Consolidated Subsidiaries for such period plus operating lease expense for the Company and its Consolidated Subsidiaries for such period.

            "EBT" means EBT Healthcare Properties, L.P., a Delaware limited partnership.

            "Effective Date" shall mean the date that this Agreement becomes effective in accordance with Paragraph 4.1 hereof.

            "Environmental Control Statutes" shall mean all federal, state or local laws and regulations regarding environmental or pollution concerns including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended, "CERCLA"), the Solid Waste Disposal Act, the Clean Water Act and the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act Amendments of 1972 and the Occupational Safety and Health Act, each as amended from time to time, and all regulations, directives, policies or interpretations issued in connection with any such statute.

            "EPA" shall mean the United States Environmental Protection Agency, or any successor thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, all amendments thereto and all rules and regulations in effect at any time thereunder.

            "ERISA Affiliate" shall mean any company, whether or not incorporated, and any other Person which is considered a single employer or an affiliated service group with any Borrower under Titles I, II or IV of ERISA.

            "Evangeline Leased Facilities" means the Nursing Homes known as Scenic View Health and Rehabilitation Center, Gateway Nursing Center and Emerald Ridge Rehabilitation and Care Center (formerly known as Evangeline of King, Evangeline of Lenoir, and Evangeline of Woodfin, respectively), each located in North Carolina and, prior to the acquisition thereof by NCHC, leased by a subsidiary of Evangeline Health Care, Inc. from HCPI, including, without limitation, all real and personal property and tangible and intangible assets comprising such Nursing Homes.

            "Evangeline Owned Facilities" means the Nursing Homes known as Forrest Oaks Healthcare Center, Valley View Care and Rehabilitation Center, Westwood Health and Rehabilitation Center and Down East Health and Rehabilitation Center (formerly known as Evangeline of Albemerle, Evangeline of Andrews, Evangeline of Archdale and Evangeline of Gates, respectively), each located in North Carolina, including, without limitation, all real and personal property and tangible and intangible assets comprising such Nursing Homes.

            "Event of Default" shall mean each of the events described in Paragraph 8.1 hereof.

            "Existing Credit Agreement" shall mean the Credit Agreement dated August 15, 1995 among Borrowers, Agent and CoreStates as Lender, as amended by Amendment No. 1 dated as of October 31, 1995, Amendment No. 2 dated March 25, 1996, Amendment No. 3 dated March 29, 1996, Amendment No. 4 dated as of June 30, 1996, Amendment No. 5 dated July 18, 1996 and Amendment No. 6 dated November 26, 1996.

            "Existing Operations" shall mean the existing operations of the Company and its Consolidated Subsidiaries with respect to Health Care Facilities and ancillary businesses as of September 30, 1996.

            "Funded Debt" shall mean, as of any date of determination, the sum of (i) the aggregate amount available to be drawn under Letters of Credit and the aggregate amount of unreimbursed draws under Letters of Credit; plus (ii) the aggregate principal amount of all Indebtedness for (A) borrowed money other than trade indebtedness incurred in the normal and ordinary course of business for value received, (B) installment purchases of real or personal property, (C) Capital Leases, and (D) guaranties of Funded Debt of others, without duplication.

            "Fund Service Corporations" shall mean those corporations listed as the Fund Service Corporations on Schedule 3 attached hereto.

            "Funds" shall mean those entities listed as the Funds on Schedule 3 attached hereto and made a part hereof.

            "GAAP" shall mean generally accepted accounting principles, which shall be (i) applied in accordance with Statement on Auditing Standards No. 69 "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report," (SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and (ii) in the form and content of any requirements for financial statements filed with the Securities and Exchange Commission, as long as the Company is subject to such requirements, in all cases applied on a consistent basis. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period; provided, however, that changes in the application of accounting principles required under SAS 69, or superseding pronouncements or requirements of the Securities and Exchange Commission shall not, by themselves, be considered inconsistent applications of such principles.

            "Hazardous Substance" shall mean petroleum products, explosives, or any other substance which is defined as a hazardous or toxic substance, waste, pollutant or contaminant by any of the Environmental Control Statutes.

            "HCFA" shall mean the Health Care Financing Administra- tion of the United States Department of Health and Human Services and any successor thereto.

            "HCPI" means Health Care Property Investors, Inc., a Maryland corporation.

            "Health Care Facility" shall mean any Nursing Home or other property or facility which any Borrower or any Subsidiary owns, leases, operates or manages on or after the date hereof.

            "House Investments I" means House Investments - Nursing Home Partners I, an Indiana limited partnership.

            "House Investments II" means House Investments - Nursing Home Partners II, L.P., an Indiana limited partnership.

            "Indebtedness" shall mean, for any Person, all obligations of such Person which in accordance with GAAP shall be classified on a balance sheet of such Person as liabilities of such Person and in any event shall include, without duplication, all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien upon property or assets owned by such Person, notwithstanding that such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capital Leases, (e) guarantees and (f) letters of credit and letter of credit reimbursement obligations. In determining the Indebtedness of the Company and its Consolidated Subsidiaries, the Preferred Stock and any Indebtedness of the Funds shall be excluded.

            "Knowledge of Borrowers" shall mean the actual knowledge of Borrowers and the actual knowledge of any senior officer of Borrowers, or knowledge which Borrowers or any such senior officers should have possessed in the ordinary course of managing the business and affairs of the Borrowers in a manner consistent with the standards of a reasonably prudent business person in the long-term care industry.

            "Leasehold Assignments" shall mean the assignments by Borrowers of their interests as tenants under leases, executed and delivered pursuant to the Existing Credit Agreement and confirmed pursuant to Paragraph 4.1 hereof, and the leasehold assignments delivered from time to time pursuant to Paragraph 5.12 hereof, as the same may be amended, modified or restated from time to time.

            "Lender" shall mean individually and "Lenders" shall mean individually and collectively, the institutions identified on Schedule 2 attached hereto and their respective successors and assigns in accordance with Paragraph 10.2 hereof (which as provided therein, requires the prior written consent of the Borrowers under certain circumstances), so long as such institution retains any portion of the Commitment or Loan hereunder.

            "Letter of Credit" shall mean individually, and "Letters of Credit" shall mean individually and collectively, the letter(s) of credit issued hereunder or under the Existing Credit Agreement in the form agreed upon at the time of issuance thereof participated in by all the Lenders pursuant to the terms and conditions of Section 2A hereof.

            "Letter of Credit Request Form" shall mean the certificate in the form attached as Exhibit B-1 hereto to be delivered by Borrowers to Agent as a condition of each issuance of a Letter of Credit pursuant to Paragraph 2A.3 hereof.

            "Letter of Credit Sublimit" shall mean the portion of the Commitment up to which Lenders have agreed to participate in the issuance by Agent of Letters of Credit pursuant to Section 2A hereof, being Fifteen Million Dollars ($15,000,000).

            "Licenses" shall mean all licenses, permits or other grants of authority obtained or required to be obtained by any Borrower from the United States government, HCFA or any Local Authority in connection with the ownership or operation of any Health Care Facility or other business of Borrowers.

            "Loan" shall mean the outstanding principal balance of indebtedness advanced, and the face amount of Letters of Credit issued, under the Commitment, and without duplication the amount of all unreimbursed draws under Letters of Credit, together with interest accrued on and fees and expenses incurred in connection with any of the foregoing.

            "Loan Documents" shall mean this Agreement, the Notes, the Collateral Security Documents, and all other agreements, documents and instruments required hereunder or executed and delivered in connection with this Agreement (or in connection with the Existing Credit Agreement and confirmed by written agreement in connection herewith).

            "Local Authorities" shall mean individually and collectively all state and local governmental authorities and administrative agencies which possess statutory or regulatory authority over the ownership or operation of any Health Care Facility or other business of Borrowers.

            "Long-Term Management Contract" shall mean a contract providing for the management of a Health Care Facility by a Borrower substantially in the form of Exhibit G-4 attached hereto having a term of not less than five (5) years.

            "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, assets or prospects of the Company and its Consolidated Subsidiaries taken as a whole as a result of any event, condition, circumstance or contingency.

            "Maximum Principal Amount" shall mean the maximum principal amount of the Commitment up to which the applicable Lender has agreed to lend funds and/or participate in the issuance of Letters of Credit, as set forth in
Schedule 2 attached hereto.

            "Mortgages" shall mean, individually and collectively, the Deed of Trust delivered to Agent, for the benefit of Lenders, with respect to the Nursing Home known as Garden Court, the Mortgages delivered to Agent, for the benefit of Lenders, with respect to the Nursing Homes known as Mather Nursing Center and Cypress Manor, and any mortgages and deeds of trust from time to time delivered pursuant to Paragraph 5.12 hereof, as the same may be amended, modified or restated from time to time.

            "NC Health Care" means NC Health Care, Inc., a Georgia corporation.

            "NC Health Care Loans" means a loan by the Company to NC Health Care pursuant to a Promissory Note dated as of June 30, 1996 in the original principal amount of $4,857,847.00 executed by NC Health Care, and loans by CHMC to each of the subsidiaries of NC Health Care, pursuant to Promissory Notes dated as of June 30, 1996, each in the original principal of $125,000.00 executed by the applicable subsidiary, each secured by (i) a pledge of the outstanding shares of capital stock of NC Health Care by the holder of such shares pursuant to pledge agreements by the owners of such shares dated as of June 30, 1996, (ii) a pledge of the outstanding shares of capital stock of the subsidiaries of NC Health Care pursuant to a pledge agreement by NC Health Care dated as June 30, 1996, and (iii) additional collateral as may be granted thereunder from time to time.

            "NCHC" means NCHC, Inc., a Louisiana corporation.

            "NCHC Loan" means a loan of funds by the Company to NCHC pursuant to an Amended and Restated Promissory Note dated as of March 25, 1996 in the original principal amount of $4,546,926.00 executed by NCHC in favor of the Company secured by a (i) a security interest in all personal property of NCHC pursuant to a Security Agreement dated March 25, 1996, (ii) leasehold deeds of trust dated March 25, 1996 with respect to the leasehold interests of NCHC under the leases with HCPI with respect to each of the Evangeline Leased Facilities, and a leasehold deed of trust dated July 18, 1996 with respect to the leasehold interests of NCHC under the lease with HCPI with respect to the Arden Facility,
(iii) assignments of rents and profits dated March 25, 1996 by NCHC with respect to each of the Evangeline Leased Facilities, and an assignment of rents and profits dated July 18, 1996 by NCHC with respect to the Arden Facility, (iv) a pledge of the outstanding shares of capital stock of NCHC by the holder of such shares pursuant to a pledge agreement, (v) a collateral assignment of certain certificates of deposit pursuant to an Assignment of Certificates of Deposit dated March 25, 1996 and an Assignment of

Certificates of Deposit dated July 18, 1996, and (vi) additional collateral as may be granted thereunder from time to time.

            "Net Cash Proceeds" shall mean, with respect to any Sale of Material Assets, the cash proceeds received by the seller in such a transaction less (i) the reasonable costs of the transaction, (ii) reasonable reserves for retained liabilities, (iii) applicable taxes arising out of the transaction, and (iv) any Medicare or Medicaid reimbursement adjustments caused by and which are required to be and are paid or reserved in connection with such transaction.

            "Net Income" shall mean, for any period, the net income of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP, provided that any gains or losses from the operation of the Funds and the THS Inactive Partnerships shall be excluded from such determination.

            "Net Worth Requirement" shall mean Thirty-Three Million Seven Hundred Fifty Thousand Dollars ($33,750,000) plus (i) as of the last day of each fiscal quarter ending after September 30, 1996, an amount equal to seventy-five percent (75%) of Net Income of the Company and its Consolidated Subsidiaries for such fiscal quarter (if positive, with no reduction for losses), on a cumulative basis, and plus (ii) an amount equal to one hundred percent (100%) of the proceeds of any issuance of equity securities or other capital investments in any Borrower.

            "North Florida" shall mean North Florida Health Properties II, Ltd., a Florida limited partnership.

            "Note" shall mean individually, and "Notes" shall mean individually and collectively the Notes in the form of Exhibit C attached hereto, to be delivered by Borrowers to Lenders pursuant to Paragraph 4.1 hereof, as the same may be amended, modified, extended, consolidated or restated from time to time.

            "Note Pledges" shall mean the Pledge Agreements (Collateral Assignment) pursuant to which the Company has pledged to Agent, for the benefit of Lenders, all of its right, title and interest in and to the NCHC Loan and the NC Health Care Loans, as collateral for the Loan hereunder, and any additional similar pledges delivered from time to time pursuant to Paragraph 6.3(iv) hereof.

            "Nursing Home" shall mean individually and "Nursing Homes" shall mean individually and collectively the nursing homes owned, leased, operated or managed by any Borrower, and any similar facilities owned or operated by any Borrower on or after the date hereof.

            "OGRLP" means Oak Grove of Rutherford Limited Partnership, a North Carolina limited partnership.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

            "Permitted Acquisition" shall mean any acquisition by a Borrower of a business, by merger or by purchase of stock or assets, if: (i) such business, when acquired, would be within the Permitted Lines of Business; and (ii) the Agent on behalf of the Lenders receives a first priority security interest in substantially all of the stock and assets, including real and personal property, of the acquired business in accordance with Paragraph 5.12(c) hereof; and such transaction otherwise is in compliance with Paragraph 6.8 hereof.

            "Permitted Investments" shall mean (i) investments in commercial paper maturing in one hundred eighty (180) days or less from the date of issuance which are rated A1 or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Services, Inc.; (ii) investments in marketable direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within three (3) years of the date of acquisition thereof;
(iii) investments in certificates of deposit issued by a bank or trust company organized under the laws of the United States or any state thereof, having a rating of A or better from Moody's Investors Services, Inc.; and (iv) investments of Borrowers existing on the date hereof and disclosed on Exhibit E attached hereto, but without increase in the principal amount thereof after the date of this Agreement. Permitted Investments shall not include the Shares of any Borrower.

            "Permitted Lines of Business" shall mean the provision of nursing care, home health, speech therapy, occupational therapy, pharmacy, respiratory, pain and intravenous therapy, enterals and urological therapy or physical therapy services and products and all other ancillary services related to the operation of a Nursing Home, and the ownership, management, or operation under lease, of facilities related thereto.

            "Person" shall mean any individual, corporation, partnership, company, association, limited liability corporation or other legal entity.

            "Plan" shall mean any pension benefit or welfare benefit plan program or arrangement that is an employee benefit plan within the meaning of
Section 3(3) of ERISA covering employees of any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate makes contributions.

            "Pledge Agreements" shall mean the pledge agreements executed and delivered or confirmed pursuant to Paragraph 4.1 hereof, or delivered from time to time pursuant to Paragraph 5.12 of this Agreement, as the same may be amended, modified or restated from time to time.

            "Preferred Stock" shall mean collectively the South Atlantic Preferred Stock and the Welsh Carson Preferred Stock.

            "Pro Rata Share" shall mean, as to a Lender, the ratio which the outstanding principal balance of its portion of the Loan hereunder bears to the aggregate outstanding principal balance of the Loan at any time; or if no indebtedness is outstanding hereunder, its percentage share of the Commitment as set forth in Schedule 2 attached hereto.

            "Qualified EBITDA" shall mean, for any period, EBITDA for any Acquired Operations (based on the pro forma historical financial information referred to in clause (iii) below as to periods prior to the date of Acquisition) as to which (i) Borrowers have ownership of all of the assets of such Acquired Operations, free and clear of any liens or encumbrances other than those in favor of Agent, for the benefit of Lenders, and as otherwise permitted pursuant to Paragraph 6.4 hereof; (ii) Agent, for the benefit of Lenders, has received a perfected first priority lien on substantially all of the assets of such Acquired Operations, as required pursuant to Paragraph 5.12 hereof, and
(iii) Borrowers have delivered to Lenders pro forma historical financial statements with respect to such Acquired Operations in form and substance satisfactory to Required Lenders.

            "Required Lenders" shall mean those Lenders (which may include Agent in its capacity as a Lender) holding Pro Rata Shares of the Loan aggregating sixty-six and two-thirds percent (66-2/3%) or more.

            "Restricted Payments" shall mean redemptions, purchases, repurchases, dividends and distributions of any kind in respect of Shares of the Company (except dividends payable solely in the common stock of the Company) and payments of principal and interest on Subordinated Debt.

            "Sale of Material Assets" shall mean the sale or other disposition (including damage, destruction or condemnation of assets, but excluding any foreclosure, transfer in lieu of foreclosure or similar event following a default) by any Borrower, in a single transaction or in the aggregate as to all transactions within any twelve (12) consecutive months, of assets (including stock or other investments or interests in a Person) which, valued at the greater of book value or fair market value, have a value of Five Million Dollars ($5,000,000) or more; excluding dispositions of equipment no longer used by Borrowers and inventory, in each case in the ordinary course of business, and the sale of Permitted Investments for cash or the conversion into cash of Permitted Investments.

            "Security Agreement" shall mean individually and "Security Agreements" shall mean individually and collectively, the Amended and Restated Security Agreement and the Security Agreement (Partnership Interests) executed and delivered pursuant to

Paragraph 4.1 hereof, and any additional security agreement from time to time delivered pursuant to Paragraph 5.12 hereof, as the same may be amended, modified or restated from time to time.

            "Shares" shall mean, with respect to any Person, any and all shares of capital stock of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

            "South Atlantic Preferred Stock" shall mean the shares of Series A Preferred Stock and Series B Preferred Stock issued and outstanding as of the date hereof and having terms and conditions as set forth in the Articles of Incorporation of the Company in effect as of the date hereof.

            "SouthTrust" means SouthTrust Bank of Alabama, National Association.

            "SouthTrust Financing" means financing provided by SouthTrust with respect to any Health Care Facility.

            "Subordinated Debt" shall mean (i) the Transitional Subordinated Notes, and (ii) any other Indebtedness of the Company or any Consolidated Subsidiary of the Company subordinated to the Loan with subordination and repayment provisions and covenants as are in form and substance satisfactory to Lenders.

            "Subsidiary" shall mean, with respect to any Person, any other Person of which such other Person owns, directly or indirectly, more than fifty percent (50%) of any class or classes of securities and any Partnership of which such Person is a General Partner, provided, however, that the Funds shall not constitute Subsidiaries of any Borrowers provided that the general partner(s) of such Funds are no longer Subsidiaries of the Company by January 31, 1997.

            "Taxes" shall have the meaning specified in Paragraph 2.16 hereof.

            "Termination Date" shall mean the earlier of (i) December 18, 1998, or (ii) the date on which a Commitment is terminated pursuant to Paragraph 2.8 hereof.

            "TFS" shall mean Transitional Financial Services, Inc., a Delaware corporation.

            "THS Group" means Transitional Health Services Inc. and all of the corporations which were part of the affiliated group (as defined in Code Section
1504) of which Transitional Health Services Inc. was the common parent (as defined in Code Section 1504) immediately prior to the December 31, 1995 merger with the acquisition subsidiary of the Company, and any corporation owned by any member of such affiliated group.

            "THS Nursing Home Subsidiaries" shall mean all direct and indirect Subsidiaries of Transitional Health Services, Inc. other than Paragon Rehabilitation, Inc.

            "Transitional Subordinated Notes" shall mean the 10.8% Senior Subordinated Notes due October 30, 2002 of Transitional Financial Services, Inc. ("TFS") in the aggregate principal amount of $17,650,000 and the 11.79% Senior Subordinated Notes due October 30, 2002 of TFS in the aggregate principal amount of $7,650,000, each as guaranteed by the Company pursuant to the Guaranty Agreement dated as of December 31, 1995.

            "WelCare Group" means the Company and all of the corporations which were part of the affiliated group (as defined in Code Section 1504) of which the Company was the common parent (as defined in Code Section 1504) immediately prior to the December 31, 1995 merger with THS and any corporation owned by any member of such affiliated group.

            "Welsh Carson Preferred Stock" shall mean the shares of Series C Preferred Stock issued and outstanding as of the date hereof and having terms and conditions as set forth in the Articles of Incorporation of the Company in effect as of the date hereof.

            1.2. Rule of Construction. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP. SECTION 2 FACILITY

                                   SECTION 2
                                    FACILITY

            2.1. Commitment.

                  (a) Commitment. From time to time prior to the Termination Date, subject to the provisions below, each Lender severally agrees to make Advances to Borrowers up to such Lender's Maximum Principal Amount as set forth on Schedule 2 attached hereto, and Borrowers may repay at the offices of Agent and reborrow under the Commitment, up to an aggregate principal amount not to exceed at any time outstanding (together with the amount available to be drawn under Letters of Credit and any unreimbursed draws under Letters of Credit) the lesser of (i) the Borrowing Base or (ii) the Commitment as from time to time in effect; provided, however, that in no event shall funds be advanced or Letters of Credit issued for use in the business or operations of the THS Nursing Home Subsidiaries in an aggregate principal amount in excess of Twenty Million Dollars ($20,000,000) outstanding at any time.

                  (b) Joint and Several Obligation. The obligations of Borrowers hereunder are and shall be joint and several.

                  (c) Authority of the Company. Each of the Borrowers hereby irrevocably authorizes and requests that the Company execute all Advance Request Forms, make all elections as to interest rates and take any other actions required or permitted of Borrowers hereunder, on its respective behalf, in each case with the same force and effect as if such Borrower had executed such Advance Request Form, made such election or taken such other action itself.

            2.2. Promissory Notes. The indebtedness of Borrowers to each Lender under the Loan will be evidenced by a Note executed by Borrowers, jointly and severally, in favor of such Lender. The original principal amount of each Lender's Note will be the amount identified in Schedule 2 attached hereto as its Maximum Principal Amount; provided, however, that notwithstanding the face amount of each such Note, the Borrowers' liability under each such Note shall be limited at all times to the actual indebtedness, principal, interest, fees, and expenses, then outstanding to such Lender under the Loan.

            The Notes shall collectively replace and supersede the Working Capital Note dated August 15, 1995 and the Amended and Restated Permitted Acquisitions Note dated November 26, 1996 by certain of the Borrowers in favor of CoreStates as Lender under the Existing Credit Agreement (the "Existing Notes"), provided, that the execution and delivery of such Notes shall not in any circumstance be deemed to have terminated, extinguished or discharged the Indebtedness under the Existing Notes, all of which Indebtedness and the Collateral therefor shall continue under and be governed by the Notes, this Agreement and the other Loan Documents. The Notes collectively are a replacement, consolidation, amendment and restatement of the Existing Notes and are NOT A NOVATION. Nothing herein is intended to modify or in any way affect the priority of the Collateral which secures the Loan.

            2.3. Lenders' Participation. Lenders shall participate in the Loan in the Maximum Principal Amounts and Pro Rata Shares set forth in Schedule 2 attached hereto.

            2.4. Use of Proceeds. Advances under the Commitment may be used solely (i) for Borrowers' working capital needs, (ii) for capital expenditures and general corporate purposes of Borrowers, (iii) for reimbursement of draws under Letters of Credit in accordance with Paragraph 2A.4(b) hereof, (iv) to finance the purchase price and related expenses in connection with Permitted Acquisitions, (v) to advance working capital financing to other parties in connection with entering into Long-Term Management Contracts, as permitted pursuant to Paragraph 6.3(iv) hereof, (vi) to refinance indebtedness to Heller Financial Corporation and (vii) to refinance indebtedness outstanding under the Existing Credit Agreement; provided, however, that (x) in no event shall funds be Advanced or Letters of Credit issued for use in the business or operations of the THS Nursing Home Subsidiaries in an aggregate principal amount in excess of Twenty Million Dollars ($20,000,000), and (y) in no event shall the proceeds of any Advance be advanced to or used by any Subsidiary that is not a Borrower.

            2.5. Repayment.

                  (a) Scheduled Repayment. The aggregate outstanding principal balance of the Loan on the Termination Date shall be payable in fifteen (15) equal quarterly payments, each in the amount of one fifteenth (1/15th) of the outstanding principal balance on the Termination Date, payable on the last Business Day of each March, June, September and December, commencing with March 31, 1999 and continuing thereafter until the Loan is paid in full; provided, however, that notwithstanding the foregoing, the entire outstanding balance of the Loan shall be payable in full on the earlier to occur of September 30, 2002 or the date of acceleration of the Loan pursuant to Paragraph 8.2 hereof.

                  (b) Mandatory Payments. In addition to the scheduled payments of principal pursuant to Paragraph 2.5(a) above, Borrowers shall make principal payments in the circumstances and in the amounts set forth below:

                        (i) Asset Dispositions. In connection with each Sale of Material Assets approved by Lenders pursuant to Paragraph 6.7 hereof, the Net Cash Proceeds to the seller of such transaction shall be paid directly to Agent for the account of Lenders and applied to the Loan as set forth in subparagraph
(v) below.

                        (ii) New Debt. In the event a Borrower incurs Indebtedness consented to by Required Lenders which is not otherwise permitted pursuant to Paragraph 6.1 hereof, the net cash proceeds of such Indebtedness shall be paid directly to Agent for the account of the Lenders and applied to the Loan as set forth in subparagraph (v) below.

                        (iii) Equity Issuance. In connection with any issuance of equity by the Company, fifty percent (50%) of the net cash proceeds to the Company of such issuance, after retirement of the Transitional Subordinated Notes and Preferred Stock, shall be paid directly to Agent for the account of the Lenders and applied to the Loan as set forth in subparagraph (v) below; provided, however, that no such payment shall be required in connection with (A) up to Ten Million Dollars ($10,000,000) in proceeds received upon the issuance of Preferred Stock to any Welsh Carson Anderson & Stowe partnership or affiliate having terms and conditions in form and substance acceptable to Required Lenders, or (B) proceeds received upon the issuance of shares of Common Stock in connection with the exercise of options outstanding on the date hereof as set forth on Exhibit E.

                        (iv) Borrowing Base. Immediately upon delivery of a Compliance Certificate showing a Borrowing Base that is less than the outstanding principal balance of the Loan, including the amount available to be drawn under Letters of Credit and the amount of any unreimbursed draws under Letter of Credit, Borrowers shall pay to Agent, for application to the Loan as provided in subparagraph (v) below, an amount necessary to reduce the outstanding balance of the Loan to an amount that is less than or equal to the Borrowing Base.

                        (v) Application of Payments. Payments made pursuant to subparagraph 2.5(b)(i) through (iv) above shall be applied to the outstanding principal balance of the Loan and shall be accompanied by all accrued and unpaid interest and fees in connection with the amount prepaid (including any amount payable under Paragraph 2.10 hereof). Any such payments prior to the Termination Date shall not reduce the Commitment and may be reborrowed in accordance herewith. Any such payment after the Termination Date shall be applied to payments of the Loan in the inverse order of the maturity thereof.

            2.6. Interest. Portions of the Loan shall bear interest on the outstanding principal amount thereof in accordance with the following provisions:

                  (a) Definitions. As used in this Paragraph 2.6, the following words and terms shall have the meanings specified below:

            "Adjusted Libor Rate" shall mean, for any Interest Period, as applied to a Portion, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

            Adjusted Libor Rate  =            Libor Rate
                                       ------------------------
                                       [1 - Reserve Percentage]

For purposes hereof, "Libor Rate" shall mean, as applied to a Portion, the rate which appears on the Telerate page 3750 at approximately 9:00 a.m. Philadelphia time two London Business Days prior to the commencement of such Interest Period for the offering to leading banks in the London Interbank Market of deposits in United States dollars ("Eurodollars") or, if such rate does not appear on the Telerate page 3750, the rate which appears (or, if two or more such rates appear, the average rounded up to the nearest 1/16 of 1% of the rates which appear) on the Reuters Screen LIBO Page as of 9:00 a.m. Philadelphia time two London Business Days prior to the commencement of the Interest Period, in either case for an amount substantially equal to such Portion as to which Borrower may elect the Adjusted Libor Rate to be applicable with a maturity of comparable duration to the Interest Period selected by Borrower for such Portion, as may be adjusted from time to time in accordance with Paragraph 2.6(f) hereof.

            "Applicable Margin" means the percentage per annum set forth in the appropriate column below that corresponds to the ratio of Adjusted Total Debt to Adjusted EBITDAR (the Applicable Margin being the lowest applicable percentage per annum as to which the ratio requirement has been attained):

                                             Applicable Margin
                                             -----------------
      Ratio of Adjusted Total             Base Rate          Libor
      Debt to Adjusted EBITDAR            Portions          Portions
      ------------------------            --------          --------

      less than   3.50 to 1                 0.00%             1.25%

      less than 4.00 to 1                   0.00%             1.50%
      but greater than or
      equal to 3.50 to 1

      less than 4.50 to 1                   0.25%             1.75%
      but greater than or
      equal to 4.00 to 1

      less than 5.00 to 1                   0.50%             2.00%
      but greater than or
      equal to 4.50 to 1

      greater than or equal                 1.00%             2.50%
      to 5.00 to 1

The initial Applicable Margin, which shall be applicable commencing on the Effective Date, shall be based on the Company's financial statements for the fiscal period ended June 30, 1996 and the Compliance Certificate delivered pursuant to Paragraph 4.1 hereof; thereafter the Applicable Margin shall adjust automatically, as appropriate, on the day following delivery of each Compliance Certificate, provided, that in the event that a Compliance Certificate has not been delivered as required by Paragraph 5.4 then the Applicable Margin shall adjust to the highest margin provided above as of the date of required delivery; provided further, however, that the Applicable Margin shall adjust on the day after delivery of such delinquent Compliance Certificate based on the ratio set forth in such Compliance Certificate. Notwithstanding the foregoing, at any time that the default rate of interest shall apply in accordance with Paragraph 2.6(b)(ii) hereof, the Applicable Margin shall be the highest margin provided above with respect to Base Rate Portions and Libor Portions, respectively.

            "Base Rate" shall mean the higher of (a) the Federal Funds Rate plus one half of one percent (1/2%) per annum or (b) the Prime Rate.

            "Federal Funds Rate" shall mean the daily rate of interest announced from time to time by the Board of Governors of the Federal Reserve System in publication H.15 as the "Federal Funds Rate."

            "Interest Period" shall mean, with respect to the Adjusted Libor Rate, a period of one (1), two (2), three (3) or six (6) months' duration, as Borrowers may elect, during which the Adjusted Libor Rate is applicable; provided, however, that (a) if any Interest Period would otherwise end on a day which shall not be a London Business Day, such Interest Period shall be extended to the next succeeding London Business Day, unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day, subject to clause (c) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; and (c) with respect to an Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last London Business Day of a calendar month.

            "London Business Day" shall mean any Business Day on which banks in London, England are open for business.

            "Portion" shall mean a portion of the Loan as to which a specific interest rate and, in the case of a Portion bearing interest based upon the Adjusted Libor Rate, an Interest Period, has been elected by Borrowers.

            "Prime Rate" shall mean the rate of interest announced by Agent from time to time as its prime rate.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

            "Reserve" shall mean, for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to a Lender (or any bank Affiliate of such Lender) on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Lender (or any bank Affiliate of such Lender) is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Lender (or any bank Affiliate of such Lender) is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

            "Reserve Percentage" shall mean, for a Lender (or any bank Affiliate of such Lender) on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Lender (or any bank Affiliate of such Lender) is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Lender is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a Portion subject to an Adjusted Libor Rate or any Loan made with the proceeds of such deposit. The Adjusted Libor Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  (b) Interest on Loan.

                        (i) At the Borrowers' election in accordance with the provisions of Paragraph 2.6(c) below, in the absence of an Event of Default hereunder and prior to maturity or judgment, and subject to clause (ii) below, any Portion of the Loan shall bear interest at either of the following rates:

                              (A) Base Rate. The Base Rate plus the Applicable
                        Margin, such rate to change when and as the Base Rate changes and when and as the Applicable Margin changes.

                              (B) Adjusted Libor Rate. The Adjusted Libor Rate
                        plus the Applicable Margin, such rate to change when and as the Applicable Margin changes.

                        (ii) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default hereunder, including after maturity and upon judgment, Borrowers hereby agree to pay to Lenders interest
(A) on any outstanding Portion of the Loan or bearing interest based on the Adjusted Libor Rate, at the rate which is two percent (2%) per annum in excess of the Adjusted Libor Rate plus the highest margin provided in the definition of Applicable Margin with respect to Libor Portions through the end of the applicable Interest Period, and thereafter, at the rate of two percent (2%) per annum in excess of the Base Rate plus the highest margin provided in the definition of Applicable Margin with respect to Base Rate Portions, and (B) on any Portion bearing interest based on the Base Rate, at the rate of two percent (2%) per annum in excess of the Base Rate plus the highest margin provided in the definition of Applicable Margin with respect to Base Rate Portions.

                        (iii) Borrowers shall pay to CoreStates on the Effective Date all accrued and unpaid interest to and including the Effective Date in accordance with the Existing Credit Agreement together with all funding costs and loss of earnings associated with the termination of outstanding Libor Portions as of the

Effective Date, calculated in accordance with Exhibit D attached hereto.

                  (c) Procedure for Determining Interest Periods and Rates of Interest.

                        (i) If Borrowers elect the rate based on the Base Rate to be applicable to a Portion, Borrowers must notify Agent of such election in writing prior to eleven o'clock (11:00) a.m. Philadelphia time one (1) Business Day prior to the proposed application of such rate. If Borrowers elect the rate based on the Adjusted Libor Rate to be applicable to a Portion, Borrowers must notify Agent of such election and the Interest Period selected prior to eleven o'clock (11:00) a.m. Philadelphia time at least three (3) London Business Days prior to the commencement of the proposed Interest Period. If Borrowers do not provide notice for the rate based on the Adjusted Libor Rate, then Borrowers shall be deemed to have requested that the rate based on the Base Rate shall apply to any Portion as to which the Interest Period is expiring and to any new Advance of the Loan until Borrowers shall have given proper notice of a change in or determination of the rate of interest in accordance with this Paragraph 2.6(c).

                        (ii) Borrowers shall not elect more than four (4) different Portions bearing interest at the rate based on the Adjusted Libor Rate to be applicable to the Loan at one time.

                  (d) Payment and Calculation of Interest. With respect to Portions which bear interest at the rate based on the Adjusted Libor Rate, interest shall be due and payable on the last day of each Interest Period for each such Portion and, in the case of a Portion with an Interest Period of six
(6) months, on the ninetieth (90th) day after the Portion is advanced and on the last day of the Interest Period, and with respect to Portions which bear interest at the rate based on the Base Rate, interest shall be due and payable on the last Business Day of the month commencing on the first such date after the first Advance which bears interest at the rate based on the Base Rate. Interest shall be calculated in accordance with the provisions of Paragraph 2.6(b) hereof; all interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days for Portions bearing interest at the rate based on the Adjusted Libor Rate, and over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, for Portions bearing interest at the rate based on the Base Rate.

                  (e) Reserves. If at any time when a Portion is subject to the rate based on the Adjusted Libor Rate, a Lender (or a bank Affiliate of such a Lender) is subject to and incurs a Reserve, other than a Reserve Percentage provided in the calculation of the applicable Adjusted Libor Rate, Borrowers hereby agree to pay within five (5) Business Days of demand thereof from time to time, as billed by Agent on behalf of itself or a Lender, such additional amount as is necessary to reimburse such Lender (or such Lender's bank Affiliate) for its costs in maintaining such Reserve. Such amount shall be computed by taking into account the cost incurred by the Lender (or such Lender's bank Affiliate) in maintaining such Reserve in an amount equal to such Lender's ratable share of the Portion on which such Reserve is incurred, which computation shall be set forth in any such demand by Agent on behalf of itself or a Lender. The Agent agrees to bill Borrowers promptly upon receipt of any such demand from a Lender. The determination by Agent or any Lender of such costs incurred and the allocation, if any, of such costs among Borrowers and other customers which have similar arrangements with such Lender (or such Lender's bank Affiliate) shall be prima facie evidence of the correctness of the fact and the amount of such additional costs.

                  (f) Special Provisions Applicable to Adjusted Libor Rate. The following special provisions shall apply to the Adjusted Libor Rate:

                        (i) Change of Adjusted Libor Rate. The Adjusted Libor Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to subparagraph (e) above, that increase the cost to Lenders of funding the Loan or a Portion thereof bearing interest based on the Adjusted Libor Rate. Agent shall give Borrowers and each Lender notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. Borrowers may, by notice to Agent, (A) request Agent to furnish to Borrowers a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment; and/or (B) repay the Portion of the Loan with respect to which such adjustment is made, subject to the requirements of Paragraph 2.9 and 2.10 hereof.

                        (ii) Unavailability of Eurodollar Funds. In the event that Borrowers shall have requested the rate based on the Adjusted Libor Rate in accordance with Paragraph 2.6(c) and any Lender (or such Lender's bank Affiliate) shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the Portion and for the Interest Period specified are unavailable, or that the rate based on the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Portion specified by Borrowers during the Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the Adjusted Libor Rate applicable to the specified Interest Period, such Lender shall give notice to Agent and Agent shall promptly give notice of such determination to Borrowers that the rate based on the Adjusted Libor Rate is not available. A determination by such Lender (or such Lender's bank Affiliate) hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to advance or maintain Portions at the rate based on the Adjusted Libor Rate shall be suspended until Agent shall have notified Borrowers and Lenders that such conditions shall have ceased to exist, and (ii) the rate based on the Base Rate shall be applicable to all Portions.

                        (iii) Illegality. In the event that it becomes unlawful for a Lender (or such Lender's bank Affiliate) to maintain Eurodollar liabilities sufficient to fund any Portion of the Loan subject to the rate based on the Adjusted Libor Rate, then such Lender shall immediately notify Borrowers thereof (with a copy to Agent) and such Lender's obligations hereunder to advance or maintain advances at the rate based on the Adjusted Libor Rate shall be suspended until such time as such Lender (or such Lender's bank Affiliate) may again cause the rate based on the Adjusted Libor Rate to be applicable to its share of any Portion of the outstanding principal balance of the Loan and such Lender's share of any Portion shall then be subject to the rate based on the Base Rate.

            2.7. Advances.

                  (a) At the time Borrowers provide the requisite notice set forth in Paragraph 2.6(c) hereof relating to the election of interest rates, Borrowers shall give Agent written notice of each requested Advance. Such notice of a requested Advance shall be in the form of the Advance Request Form attached hereto as Exhibit A, shall be certified by the chief executive or chief financial officer of the Company, on behalf of Borrowers, and shall contain the following information and representations, which shall be deemed affirmed and true and correct as of the date of and upon receipt of the requested Advance:

                        (i) the aggregate amount of the requested Advance, which shall be equal to $1,000,000 or an even multiple of $250,000 in excess thereof;

                        (ii) the date of the requested Advance;

                        (iii) the interest rate(s) Borrowers have elected to apply to the Advance and, if more than one interest rate has been elected, the amount of the Portion as to which each interest rate shall apply and, in the case of Portions bearing interest at the rate based on the Adjusted Libor Rate, the Interest Period;

                        (iv) confirmation of compliance with Paragraphs 5.15 through 5.20 hereof and with the Borrowing Base immediately prior to and following such Advance and, if applicable, consummation of the Permitted Acquisition;

                        (v) a statement that the Advance will be used for the purposes permitted by Paragraph 2.4 hereof;

                        (vi) statements that the representations and warranties set forth in Section Three hereof and in the Collateral Security Documents are true and correct in all material respects as of the date thereof; no Default or Event of Default has occurred and is then continuing; and there has been no Material Adverse Effect or event or circumstance which might reasonably be expected to have a Material Adverse Effect since the date hereof;

                        (vii) in the case of an Advance for purposes of making a Permitted Acquisition:

                              (A) a statement that based on the pro forma
combined financial statements required pursuant to Paragraph 6.8 hereof, there would be no Default or Event of Default for the most-recent fiscal period for which a Compliance Certificate has been delivered and for the remaining life of the Loan; and

                              (B) a covenant to deliver such additional
documents as any Lender may reasonably request in accordance with Paragraph 5.12 hereof.

                  (b) (i) Upon receiving a request for an Advance in accordance with subparagraph (a) above, Agent shall request by prompt notice to Lenders that each Lender advance funds to Agent so that each Lender participates in the requested Advance in the same percentage as it participates in the applicable Commitment. In the case of a request for an Advance for purposes of making a Permitted Acquisition, the Agent shall promptly provide copies of the Advance Request Form and all attachments and information provided to the Lenders. Each Lender shall advance its applicable percentage of the requested Advance to Agent by delivering federal funds immediately available at Agent's offices prior to twelve o'clock (12:00) noon on the date of the Advance. Subject to the satisfaction of the terms and conditions hereof, Agent shall make the requested Advance available to Borrowers by crediting such amount to the Company's deposit account with Agent not later than two o'clock (2:00) p.m. on the day of the requested Advance; provided, however, that in the event Agent does not receive a Lender's share of the requested Advance by such time as provided above, Agent shall not be obligated to advance such Lender's share.

                        (ii) Unless Agent shall have been notified by a Lender prior to the date such Lender's share of any such Advance is to be made by such Lender that such Lender does not intend to make its share of such requested Advance available to Agent, Agent may assume that such Lender has made such proceeds available to Agent on such date, and Agent may, in reliance upon such assumption (but shall not be obligated to), make available to Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on the date the Advance is made, Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from Borrowers) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to Borrowers and ending on (but excluding) the date Agent recovers such amount, from such Lender, at a rate per annum equal to the effective rate for overnight federal funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day) and from Borrowers, at a rate per annum as provided in Paragraph 2.6(b)(i)(A) hereof.

                  (c) Each request for an Advance pursuant to this Paragraph 2.7 shall be irrevocable and binding on Borrowers. In the case of any Advance bearing interest at the rate based upon the Adjusted Libor Rate, Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such request for an Advance the applicable conditions set forth in Section Four hereof, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender when such Advance, as a result of such failure, is not made on such date, as calculated by Agent in accordance with Exhibit D attached hereto.

            2.8. Adjustments to Commitment.

                  (a) Optional Reduction by Borrowers. Borrowers shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to Agent, to reduce the Commitment in whole or in part pro rata among the Lenders in increments of $1,000,000, without penalty or premium, provided that on the effective date of such reduction Borrowers shall make a payment to the Agent for the account of the Lenders in an amount, if any, by which the aggregate outstanding principal balance of the Loan exceeds the amount of the Commitment, as then so reduced, together with accrued interest on the amount so prepaid, and, if a Portion is paid prior to the last day of an Interest Period, any amounts which may be due pursuant to Paragraph 2.10 hereof.

                  (b) Termination by Lenders. Pursuant to Paragraph 8.2 hereof, Required Lenders shall have the right to terminate the Commitment at any time, in their discretion and upon notice to Borrowers, upon the occurrence of any Event of Default hereunder. Any payment following the occurrence of an Event of Default, acceleration and demand for payment shall include the payment of any amounts due pursuant to Paragraph 2.10 hereof.

                  (c) Restoration Only with Consent. Any termination or reduction of the Commitment shall be permanent, and the Commitment cannot thereafter be restored or increased without the written consent of all Lenders.

            2.9. Prepayment; Repayment. Upon one (1) Business Day's prior written notice by Borrowers to Agent, Borrowers may prepay, in whole or in part, the outstanding principal balance under the Loan at any time without premium or penalty, provided that (i) any prepayment of the Loan shall be in an amount equal to $250,000 or a multiple of $250,000 in excess thereof; (ii) prepayments prior to the Termination Date shall not reduce the Commitment and may be reborrowed in accordance with this Agreement, and payments applied to amounts outstanding under the Loan after the Termination Date shall be applied in the inverse order of the installments due under Paragraph 2.5(a) hereof; and (iii) such prepayment shall include all accrued interest on the amount prepaid plus any amounts which may be due pursuant to Paragraph 2.10 hereof.

            2.10. Funding Costs and Loss of Earnings. In connection with any prepayment or repayment of a Portion bearing interest at a rate based on an Adjusted Libor Rate made on other than the last day of the applicable Interest Period, whether such prepayment or repayment is voluntary, mandatory, by demand, acceleration or otherwise, Borrowers shall pay to Lenders all funding costs and loss of earnings which may arise in connection with such prepayment or repayment, as calculated by Agent in accordance with Exhibit D attached hereto.

            2.11. Payments. All payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrowers to Agent for the accounts of the Lenders in immediately available funds before twelve o'clock (12:00) noon on any Business Day at the principal office of Agent set forth at the beginning of this Agreement. Borrowers hereby authorize Agent to charge Borrowers' account with Agent for all payments of principal, interest and fees due hereunder.

            2.12. Commitment Fee. Borrowers shall pay to Agent, for the benefit of the Lenders, a non-refundable commitment fee equal to three-eighths of one percent (3/8%) per annum on the average unused portion of the Commitment as from time to time in effect from the date hereof through the Termination Date, which fee shall be payable at the offices of Agent for the account of the Lenders quarterly in arrears on the first day of each June, September, December and March, as billed by Agent, and on the Termination Date. Lenders shall share in such commitment fee in the same percentages as they participate in the Commitment as set forth on Schedule 2 attached hereto. The commitment fee shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.

            Borrowers and Lenders hereby agree that for purposes of calculating the commitment fee to be paid from time to time under this Paragraph 2.12, the unborrowed portion of the Commitment (on which such fee is calculated) shall be reduced by the amount available to be drawn under outstanding Letters of Credit and the amount of any unreimbursed draws on any Letters of Credit.

            The commitment fees provided in this Paragraph 2.12 shall apply from and after the Effective Date, and Borrowers shall pay to CoreStates on the Effective Date all accrued and unpaid commitment fees to and including the Effective Date in accordance with the Existing Credit Agreement.

            2.13. Closing Fee. Borrowers shall pay to Agent, for the benefit of Lenders, on the Effective Date, a closing fee in the amount of three-quarters of one percent (3/4%) of the aggregate amount of the Commitment, in which Lenders shall share in the same percentages as they participate in the Commitment as set forth on Schedule 2 attached hereto.

            2.14. Fees to Agent. Borrowers shall pay to Agent the fees as agreed upon between Borrowers and Agent pursuant to the Summary of Terms and Conditions dated June 6, 1996 and accepted by Borrowers on June 7, 1996.

            2.15. Regulatory Changes in Capital Requirements. If any Lender shall have determined that the adoption or the effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any lending office or bank Affiliate of such Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's bank Affiliate or holding company (if any) as a consequence of this Agreement, the Commitment or the Loan made by such Lender pursuant hereto to a level below that which such Lender or its holding company or such bank Affiliate of such Lender could have achieved, but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's bank Affiliate or holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time Borrowers shall pay to such Lender on demand as set forth below such additional amount or amounts as will compensate such Lender or its bank Affiliate or holding company for any such reduction suffered together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Paragraph 2.6(b)(ii) hereof with respect to amounts not paid when due. Such Lender will notify Borrowers of any event occurring that will entitle such Lender to compensation pursuant to this Paragraph 2.15 as promptly as practicable within ninety (90) days after it obtains knowledge thereof.

            A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified above shall be delivered to Borrowers and shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate delivered by such Lender within ten (10) days after its receipt of the same.

            The Lenders shall determine the applicability of, and the amount due under, this Paragraph 2.15 consistent with the manner in which they apply similar provisions and calculate similar amounts payable to them by other borrowers having in their credit agreements provisions comparable to this Paragraph 2.15.

            Failure on the part of any Lender to demand compensation for increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period.

            2.16. Taxes. Any and all payments by Borrowers to the Lenders hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender,
(i) taxes assessed solely on the net income of such Lender, and (ii) taxes and withholdings arising solely from a connection between such Lender and the jurisdiction imposing such tax, other than a connection arising from the activities of such Lender solely in connection with this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be paid or deducted from or in respect of any sum payable hereunder or under any Note to any Lender, the sum payable by Borrowers shall be increased as may be necessary so that after making all required payments and deductions (including payments and deductions applicable to additional sums payable under this Paragraph 2.16) such Lender receives an amount equal to the sum it would have received had no such payments or deductions been made, but shall be decreased to take into account any credit, deduction or offset available in any other jurisdiction as a result of such payment.

                                   SECTION 2A
                                LETTERS OF CREDIT

            2A.1. Availability of Credits. Subject to the terms and conditions set forth herein, Lenders shall from time to time prior to the Termination Date participate in the issuance or renewal by

Agent of Letters of Credit for the account of Borrowers on the following terms and conditions:

                  (a) at the time of issuance or renewal of the Letter of Credit, the unborrowed portion of the Commitment shall equal or exceed the sum of the amount available to be drawn under such Letter of Credit and the amount available to be drawn under and any unreimbursed draws under all other Letters of Credit;

                  (b) at the time of issuance or renewal of the Letter of Credit, the amount available to be drawn under such Letter of Credit and all other Letters of Credit then outstanding hereunder plus any unreimbursed draws under all other Letters of Credit shall not exceed, in the aggregate, the Letter of Credit Sublimit;

                  (c) the final expiration date of each Letter of Credit shall be on or before the earlier of (i) one year from the date of issuance thereof or
(ii) the Termination Date;

                  (d) there shall not exist at the time of issuance or renewal of the Letter of Credit, and as a result thereof, any Default or Event of Default; and

                  (e) each Letter of Credit issued or renewed under this Section 2A shall be required by a Borrower for purposes reasonably satisfactory to Agent (it being agreed and understood that issuance of a one-year Letter of Credit in the amount of $2,000,000 to secure obligations under leases of nursing home facilities by HCPI to Subsidiaries of Transitional Financial Services, Inc. is a purpose satisfactory to Agent).

            Upon issuance of each Letter of Credit, each Lender shall have a participating interest therein based on its percentage share of the Commitment as set forth in Schedule 2 attached to the Credit Agreement.

            On the Effective Date, all Letters of Credit outstanding under the Existing Credit Agreement shall continue under and be governed by this Agreement, the Letter of Credit Application delivered in connection with the issuance thereof, and the other terms of such Letter of Credit. On the Effective Date, Agent shall pay to each Lender their proportionate share of any LC Fees received by Agent in accordance with the Existing Credit Agreement with respect to Letters of Credit issued prior to the Effective Date and continuing in effect after the Effective Date, and Borrowers shall pay any additional amount of fees required to be paid with respect to such Letter of Credit under the terms of the Agreement.

            2A.2. Commitment Availability. The amount available under the Commitment as from time to time in effect shall be reduced by the amount available to be drawn under all outstanding Letters of Credit and unreimbursed amounts of any draws under

Letters of Credit. The amount by which the Commitment is so reduced shall not be available for advances under Paragraph 2.7 hereof, except advances thereunder which are made to reimburse Agent for draws under the Letters of Credit as permitted pursuant to Paragraph 2A.4(b) hereof.

            2A.3. Approval and Issuance.

                  (a) Borrowers shall provide Agent not less than three (3) Business Days' prior written notice of each request for the issuance of a Letter of Credit by delivery of a Letter of Credit Request Form in the form attached as Exhibit B-1 hereto and Agent's Letter of Credit Application in the form attached as Exhibit B-2 hereto. Each Letter of Credit Request Form submitted by Borrowers to Agent requesting the issuance of a Letter of Credit shall be certified by the chief executive or chief financial officer of the Company, on behalf of Borrowers, and shall, in addition to the matters described in Paragraph 2.7(a) hereof, list all Letters of Credit outstanding for the account of Borrowers at that time and, for each Letter of Credit so listed, its face amount, outstanding undrawn balance and expiration date. It shall be a condition to the issuance of any Letter of Credit that Agent shall have received a Letter of Credit Request Form and Letter of Credit Application as described above and that the conditions set forth in Paragraph 4.3 shall be satisfied.

                  (b) Agent will promptly provide to Lenders written or telephonic notification of Agent's receipt of the Letter of Credit Request Form and the Letter of Credit Application which shall state (i) the amount of the Letter of Credit requested and (ii) the expiration date of the requested Letter of Credit.

            2A.4. Obligations of the Borrowers.

                  (a) Borrowers agree to pay to Agent in connection with each Letter of Credit issued hereunder: (i) immediately upon the demand of Agent on behalf of all Lenders, the amount paid by each Lender with respect to such Letter of Credit; (ii) immediately upon demand of Agent, the amount of any draft presented purporting to be drawn under such Letter of Credit provided that the draft and accompanying documents conform to the terms of the Letter of Credit but subject to the terms of Paragraph 2A.7 (whether or not Agent has at such time honored such draft) and any other amounts paid thereunder (it being understood that Agent is not required to make demand upon or proceed against any Lender or other party or to resort to any Collateral before obtaining payment from Borrowers); (iii) on the date of issuance of each Letter of Credit and on the effective date of any extension or renewal of any Letter of Credit a non-refundable fee for the benefit of Lenders in accordance with each Lender's percentage share of the Commitment as set forth on Schedule 2 attached hereto, calculated on the outstanding face amount of such Letter of Credit at a rate per annum equal to the Applicable Margin for a Libor Portion, as set forth in Paragraph 2.6 hereof; (iv) on the date of issuance of each Letter of Credit and on the effective date of any renewal or extension of any Letter of Credit a fee of one-eighth of one percent (0.00125) per annum on the outstanding face amount of such Letter of Credit, payable to Agent for its own account; (v) interest on any indebtedness outstanding with respect to such Letter of Credit, whether for funds paid on drafts on such Letter of Credit, or otherwise (but such indebtedness shall not include undrawn balances of such Letter of Credit issued hereunder) at the rate applicable to Base Rate Portions under Paragraph 2.6(b)(i)(A) hereof from the date of payment by Agent (if not reimbursed by Borrower on the same day) to the date one (1) Business Day after notice to Borrowers of such payment, and thereafter at the rate applicable to Base Rate Portions under Paragraph 2.6(b) hereof. Interest under the preceding clause (v) shall be paid at the times and in the manner set forth in Paragraph 2.6 hereof, and shall accrue on amounts paid on a Letter of Credit (if not reimbursed by Borrower on the same day) from the date of payment by Agent, whether or not demand is made, until such amounts are reimbursed by Borrowers whether before, at or after demand.

                  (b) On or before the Termination Date, in the absence of a Default or Event of Default, and subject to the provisions of Paragraph 2.7 hereof, Lenders hereby agree to advance funds to Borrowers under the Loan to make the payments required under Paragraphs 2A.4(a)(i) and (ii) hereof. If any payment by the Agent of a draft drawn under a Letter of Credit is for any reason (including without limitation the occurrence or continuation of a Default or Event of Default hereunder) not reimbursed prior to or on the date of such payment, the amount of such payment shall thereupon be deemed for purposes hereof an advance under Paragraph 2.7 hereof. Such reimbursement obligation shall be repayable, prepayable, and otherwise subject to all the terms and conditions thereof as if advanced by Lenders pursuant to Paragraph 2.7 hereof (but without duplication).

            2A.5. Payment by Lenders on Letters of Credit.

                  (a) With respect to each Letter of Credit, each Lender agrees that it is irrevocably obligated to pay to Agent, for each such Letter of Credit, such Lender's Pro Rata Share of each and every payment made or to be made by Agent under such Letter of Credit (each such payment to be made, a "LOC Contribution"). Each Lender's LOC Contribution shall be due from such Lender immediately upon, and in any event no later than the same day as, receipt of written notice (which may be sent by telex or telecopier) from Agent (except that if such notice is received after 3:00 p.m. on any Business Day, payment may be made on the following Business Day, together with interest equal to the effective rate for overnight funds in New York as reported by the Federal Reserve Bank of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day)) that (i) it has made a payment or (ii) a draft has been presented purporting to be drawn on a Letter of Credit issued hereunder. Such payment shall be made at Agent's offices in immediately available federal funds.

                  (b) The obligation of each Lender to make its LOC Contribution hereunder is absolute, continuing and unconditional, and Agent shall not be required first to make demand upon or proceed against Borrowers or any guarantor or surety, or any others liable with respect to the applicable Letter of Credit and shall not be required first to resort to any Collateral. LOC Contributions shall be made without regard to termination of this Agreement or the Commitment, the existence of an Event of Default or Default hereunder, the acceleration of indebtedness hereunder or any other event or circumstance.

            2A.6. Collateral Security.

                  (a) The indebtedness, liabilities and obligations of Borrowers under this Section 2A, however created or incurred, whether now existing or hereafter arising, due or to become due, absolute or contingent, direct or indirect, secured or unsecured, are among the obligations secured by the security interests, liens and encumbrances created by the Collateral Security Documents delivered to Agent by Borrowers, and Agent and the Lenders are entitled to the benefit of the collateral security granted thereunder with respect to such indebtedness.

                  (b) Notwithstanding the payment in full of the Loan, the termination of the Commitment or the occurrence of the Termination Date, the Collateral shall continue to secure the indebtedness, liabilities and obligations of Borrowers under this Section 2A until all Letters of Credit shall have expired and all indebtedness, liabilities and obligations under this
Section 2A shall have been paid in full.

                  (c) On the termination of the Commitment or the occurrence of an Event of Default, Required Lenders may require (and in the case of an Event of Default occurring under Paragraph 8.1(k) it shall be required automatically) that Borrowers deliver to Agent, cash or U.S. Treasury Bills with maturities of not more than 90 days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred ten percent (110%) of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit. At such time as such collateral is required to be and has not been deposited, Agent on behalf of Lenders shall be entitled to liquidate such of the other collateral for the Loan (if any) as is necessary or appropriate in its sole judgment so as to create such cash collateral.

                  (d) Any cash collateral deposited under subparagraph (c) above, and all interest earned thereon, shall be held by Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

            2A.7. General Terms of Credits. The following terms and conditions apply with respect to each Letter of Credit (a "Credit") notwithstanding anything to the contrary contained herein:

                  (a) Borrowers assume all risks of the acts or omissions of the beneficiary of each Credit with respect to the use of the Credit or with respect to the beneficiary's obligations to Borrowers. None of the Lenders nor any of their officers or directors shall be liable or responsible for, and the Lenders hereby agree to indemnify and hold Agent and any issuer of a Credit harmless (except for the issuer's gross negligence or willful misconduct) with respect to: (i) the use which may be made of the Credit or for any acts or omissions of the beneficiary in connection therewith; (ii) the accuracy, truth, validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects false, misleading, inaccurate, invalid, insufficient, fraudulent, or forged; (iii) the payment by Agent against presentation of documents which do not comply with the terms of the Credit, including failure of any documents to bear any reference or adequate reference to a Credit; (iv) any other circumstances whatsoever in making or failing to make payment under a Credit; or (v) any inaccuracy, interruption, error or delay in transmission or delivery of correspondence or documents by post, telegraph or otherwise. In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  (b) Notwithstanding the foregoing, with respect to any Credit, Borrowers shall have a claim against Agent, and Agent shall be liable to Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by Borrowers caused by the Agent's willful misconduct or gross negligence.

                  (c) To the extent not inconsistent with this Agreement, the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, are hereby made a part of this Agreement with respect to obligations in connection with each Credit.

                                    SECTION 3
                         REPRESENTATIONS AND WARRANTIES

            Borrowers represent and warrant to Lenders that, except as set forth on Exhibit E:

            3.1. Organization and Good Standing. Each Borrower and each Subsidiary is duly organized and existing and in good standing under the laws of the state of its formation as identified on Schedule 1 attached hereto, has the power and authority to carry on its business as now conducted, and is qualified to do business in all other states in which the nature of its business or the ownership of its properties requires such qualification except where the failure to so qualify would not have a Material Adverse Effect.

            3.2. Power and Authority; Validity of Agreement. Each Borrower has the power and authority under the law of its state of incorporation and under its articles or certificate of incorporation and by-laws to enter into and perform the Loan Documents, to the extent it is a party thereto; all actions (corporate or otherwise) necessary or appropriate for Borrowers' execution and performance of the Loan Documents, to the extent it is a party thereto, have been taken; and, upon their execution, the Loan Documents will constitute the valid and binding obligations of Borrowers, to the extent each is a party thereto, enforceable in accordance with their terms.

            3.3. No Violation of Laws or Agreements. The entering into and performance of the Loan Documents by the Borrowers will not: (a) violate any provisions of any law or regulation, federal, state or local, applicable to a Borrower, (b) violate any provision of the respective articles or certificates of incorporation and by-laws of Borrowers or (c) result in any breach or violation of, or constitute a default under, any agreement or instrument by which any Borrower or their respective property are bound.

            3.4. Health Care Facilities. Exhibit E hereto sets forth a description of each Health Care Facility owned, leased or managed by Borrowers or any Subsidiary, and for each Health Care Facility, sets forth the name and location thereof, the applicable owner, lessor, lessee and manager, all Licenses and contracts of such Health Care Facility with respect to which the default thereunder by either party thereto or the failure to maintain in full force and effect might reasonably be expected to have a Material Adverse Effect and the expiration dates thereof, the number of licensed beds in each Health Care Facility, the record owners of the real property on which such Health Care Facility is situated, a description of all mortgages, deeds of trust or assignments of rents and leases covering such Health Care Facility of which a Borrower or any Subsidiary is mortgagor or grantor and a description of all real property leases covering such Health Care Facility on which a Borrower or any Subsidiary is either lessor or lessee. Each Health Care Facility is certified as a provider of Medicare and Medicaid services. Each real property lease for a Health Care Facility on which a Borrower is a lessee is assignable to and assumable by Lenders.

            3.5. Material Contracts. No Borrower or any Subsidiary is a party to or in any manner obligated under any contracts under which a default by either party might reasonably be expected to have a Material Adverse Effect, and, to the Knowledge of Borrowers, there exists no default under any of such contracts.

            3.6. Compliance. Each Borrower, each Subsidiary and each Health Care Facility is in compliance with all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities and HCFA), material to the conduct of its business and operations except to the extent that non-compliance would not reasonably be expected to have a Material Adverse Effect; each Borrower, each Subsidiary and each Health Care Facility possesses all required Licenses, except to the extent that failure to possess any such License would not reasonably be expected to have a Material Adverse Effect; and such Licenses are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof except to the extent such defaults, limitations or proceedings would not reasonably be expected to, in the aggregate, have a Material Adverse Effect; and no approvals, waivers or consents, governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with Borrowers' execution and performance of the Loan Documents.

            3.7. Litigation. There are no actions, suits, proceedings or claims which are pending or, to the Knowledge of Borrowers, threatened against any Borrower or any Subsidiary which, if adversely resolved, might reasonably be expected to have a Material Adverse Effect.

            3.8. Title to Assets. Each Borrower and each Subsidiary has good and marketable title to all of its assets free and clear of any liens and encumbrances, except the security interests granted to the Lenders under the Collateral Security Documents and except as permitted pursuant to Paragraph 6.4 hereof, and all such assets are in substantially good order and repair (normal wear and tear excepted) and covered by the insurance required under Paragraph
5.8 hereof.

            3.9. Corporate Organization; Capital Stock. The Subsidiaries of the Company are completely and accurately set forth on Exhibit E attached hereto. The number of shares and classes of the capital stock or partnership interests of each Borrower and each Subsidiary and the ownership thereof as of the date of execution of this Agreement are accurately set forth on Exhibit E attached hereto; all such shares or interests are validly existing, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the ownership thereof is free and clear of any contractual restrictions, liens and encumbrances, except (i) the pledge to the Lenders under the Pledge Agreements and Security Agreements and (ii) the restrictions pursuant to the Shareholders Agreement dated as of December 31, 1995 by and among the Company, J. Stephen Eaton, South Atlantic Venture Fund II, Limited Partnership, South Atlantic Venture Fund III, Limited Partnership, Welsh, Carson, Anderson & Stowe VI, L.P., WCAS Capital

Partners II, L.P., WCAS Health Care Partners, L.P., CID Equity Capital III, L.P. and Randall Bufford.

            3.10. Accuracy of Information; Full Disclosure.

                  (a) All information furnished to Lenders concerning the financial condition of Borrowers, and the Health Care Facilities, including the audited annual financial statements of the Company and its Consolidated Subsidiaries dated December 31, 1995, copies of which have been furnished to Lenders, has been prepared in accordance with GAAP as applicable and fairly presents the financial condition of Borrowers as of the dates and for the periods covered and discloses all liabilities of Borrowers required to be disclosed in accordance with GAAP and there has been no change in the financial condition, business, assets or prospects of Borrowers from the date of such statements to the date hereof except changes which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

                  (b) All financial statements and other documents furnished by Borrowers to Lenders in connection with the Loan Documents do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Borrowers have disclosed to Lenders in writing any and all facts which might reasonably be expected to have a Material Adverse Effect, or which could materially affect Borrowers' ability to perform its obligations under the Loan Documents.

            3.11. Taxes and Assessments.

                  (a) Each Borrower and each Subsidiary has filed all required tax returns or has filed for extensions of time for the filing thereof, and has paid all applicable federal, state and local taxes, other than taxes not yet due or which may be paid hereafter without penalty; provided that no such taxes shall be required to be paid if they are being contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in accordance with GAAP.

                  (b) To the Knowledge of Borrowers there is no material tax deficiency or additional assessment in connection therewith not provided for in the financial statements required hereunder.

                  (c) The net operating losses of the WelCare Group and the THS Group have been calculated using a reasonable method and they have been reported on all federal, state or local tax returns. Exhibit E attached hereto sets forth the amount as of October 30, 1996 of (i) the consolidated net operating loss of each of WelCare Group and THS Group and the date of expiration thereof, and (ii) any limitations on the use of such losses in the future including the limitations imposed, if any, by the operation of Sections 269, 382, 383, 384 and 1502 of the Code and any regulation promulgated thereunder. The projections delivered to Lenders pursuant to Paragraph 4.1(k) hereof have taken into account and reflect all such limitations on the use of such losses in the periods covered by such projections.

            3.12. Indebtedness. Borrowers and the Subsidiaries have no presently outstanding Indebtedness or obligations including contingent obligations and obligations under leases of property from others, except Indebtedness and obligations permitted by Paragraph 6.1 hereof.

            3.13. Management Agreements. No Borrower is a party to any management agreement for the provision of services to such Borrower, except that a Borrower provides management services to certain of the Borrowers as set forth on Exhibit E attached hereto.

            3.14. Investments. The Company has no Subsidiaries other than those identified on Exhibit E attached hereto; and no Borrower has any investments in or loans to any other individuals or business entities, other than Permitted Investments, except as described in Exhibit E hereto.

            3.15. ERISA. Each Plan is in compliance in all material respects with all applicable provisions of ERISA, the Code and the regulations promulgated thereunder; and

                  (a) No Borrower or any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in section 4001 of ERISA) under which any Borrower or any ERISA Affiliate could have any withdrawal liability which might reasonably be expected to have a Material Adverse Effect;

                  (b) No Borrower or any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of ss.412 of the Code, whether or not waived which might reasonably be expected to have a Material Adverse Effect;

                  (c) The aggregate liability for accrued benefits and all ancillary benefits (in each case determined as of the date hereof) under each Plan that is a defined benefit pension plan (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating defined benefit plan under Title IV of ERISA) does not exceed the aggregate fair market value of the assets (determined as of the date of the latest annual report on Form 5500) under each such defined benefit pension Plan by an amount which might reasonably be expected to have a Material Adverse Effect;

                  (d) The aggregate liability of each Borrower and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, would not reasonably be expected to have a Material Adverse Effect; and

                  (e) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of any Borrower or ERISA Affiliate under any Plan providing post-retirement life or health benefits.

            3.16. No Extension of Credit for Securities. No Borrower is now, or at any time has it been engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any securities. The proceeds of the Loan shall be used by Borrowers as set forth in Paragraph 2.4 hereof and none of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

            3.17. Perfection of Security Interests. Upon the filing of financing statements in the jurisdictions identified in Exhibit I attached hereto, and upon delivery of possession to Agent of stock certificates representing all the outstanding shares of capital stock pledged pursuant to the Pledge Agreements, no further action, including any filing or recording of any document, is necessary in order to establish, perfect and maintain Lenders' first priority security interests (except to the extent the same are subject to such liens and security interests as are permitted by Paragraph 6.4) in the Collateral as described in the Security Agreements, and the shares of stock described in the Pledge Agreements, respectively, except for the periodic filing of continuation statements with respect to financing statements filed under the Uniform Commercial Code of the applicable jurisdiction. In addition, Agent may be required to comply with the Social Security Act (42 U.S.C. 1395g(c)) in order to enforce its security interest in Collateral governed thereby.

            3.18. Perfection of Liens. When filed in the counties and states where the related real property is located, the Mortgages, the Leasehold Assignments and the Assignments of Rents will create liens on the real property interests described in the Mortgages and Leasehold Assignments and on the rights to receive payments for the use of the real property described in the Assignments of Rents, subject to no prior liens other than those disclosed in the title reports delivered pursuant thereto, and no further action, including the filing or recording of any document, is necessary to maintain such lien.

            3.19. Hazardous Substances.

            To the Knowledge of Borrowers:

                  (a) Each Borrower and each Subsidiary has received all permits and filed all notifications necessary to carry on its respective business(es) under, and is in compliance in all respects with, all Environmental Control Statutes.

                  (b) No Borrower nor any Subsidiary has given any written or oral notice to the EPA or any state or local governmental agency with jurisdiction under any Environmental Control Statute with regard to any actual or imminently threatened "removal," "spill," "release" or "discharge" of Hazardous Substances on properties owned or leased by any Borrower or in connection with the conduct of its business and operations. The terms "removal," "spill," "release" and "discharge," as used in this Paragraph 3.19, have the meanings given to them in the Environmental Control Statutes.

                  (c) No Borrower nor any Subsidiary has received written or oral notice that it is potentially responsible for clean-up, remediation, costs of clean-up or remediation, fines or penalties with respect to any actual, alleged or imminently threatened "spill," "release" or "discharge" of Hazardous Substances pursuant to any Environmental Control Statute.

            3.20. Solvency. To the Knowledge of Borrowers, the Borrowers are, on a consolidated basis, and after receipt and application of the proceeds of each Advance under the Commitment will be, solvent such that (i) the fair value of their assets on a consolidated basis (including, without limitation, the fair salable value of goodwill and other intangible property) is greater than the total amount of their liabilities on a consolidated basis including without limitation, contingent liabilities, (ii) the present fair salable value of their assets on a consolidated basis (including without limitation the fair salable value of the goodwill and other intangible property) is not less than the amount that will be required to pay the probable liability on their debts on a consolidated basis as they become absolute and matured, and (iii) they are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. The Borrowers (i) do not intend to, and do not believe that they will, incur debts or liabilities on a consolidated basis beyond their ability to pay as such debts and liabilities mature, and (ii) are not engaged in a business or transaction, or about to engage in a business or transaction, for which their property on a consolidated basis would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which they are engaged. For purposes of this Paragraph 3.20, in computing the amount of contingent liabilities at any time, it is intended that Borrowers shall compute such liabilities at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability. For the purposes of the calculations in this Paragraph 3.20, Borrowers shall not include in their liabilities any contingent liabilities that arise from the Funds or the Preferred Stock.

            3.21. Employee Controversies. There are no material controversies pending or, to the Knowledge of Borrowers, threatened or anticipated between any Borrower or any Subsidiary and any of its respective employees, and there are no labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slowdowns pending, or to the Knowledge of Borrowers, threatened between any Borrower or any Subsidiary and its respective employees and representatives which could impair the ability of Borrowers to perform their obligations under the Loan Documents, or which might reasonably be expected to have a Material Adverse Effect.

            3.22. SouthTrust Financings.

                  (a) Set forth on Exhibit E is a complete and correct listing of the Health Care Facilities financed by the SouthTrust Financing, the original principal amount of indebtedness under the SouthTrust Financing with respect to such Health Care Facility, and the outstanding principal amount of the SouthTrust Financing with respect to such Health Care Facility as of the date of this Agreement.

                  (b) The documents executed by or otherwise binding upon any Borrower or any Subsidiary in connection with each SouthTrust Financing with EBT are: (i) an Indemnity Agreement by the Company and CHPC in favor of EBT; (ii) an Assignment and Security Agreement by CHPC in favor of EBT as collateral security for CHPC's obligations under the lease with respect to such Health Care Facility; (iii) a Lease Guaranty Agreement by the Company in favor of EBT; (iv) an Amended and Restated Lease Agreement between CHPC and EBT with respect to the applicable Health Care Facility; (v) a Subordination, Attornment and Non-Disturbance Agreement among EBT, CHPC and SouthTrust; and (vi) a Subordination Agreement among CHPC, CHMC and SouthTrust, subordinating CHMC's rights to payment from CHPC under the management agreement to CHPC's obligations to SouthTrust.

                  (c) Set forth on Exhibit E is a complete and correct listing of the documents entered into in connection with the SouthTrust Financings with House Investment I and House Investments II, respectively. The documents executed by or otherwise binding upon any Borrower or any Subsidiary in connection with the SouthTrust Financing with House Investments I and House Investments II, respectively, are: (A) a Guaranty Agreement by Transitional Health Services, Inc. in favor of SouthTrust, guaranteeing payment of the obligations of House Investments I and House Investments II, respectively, to SouthTrust, (B) an Indemnity Agreement among Transitional Health Services, Inc., House Investments I or House Investments II (as applicable) and SouthTrust, (C) an Assignment and Security Agreement and Agreement Regarding Financial Covenants between Transitional Health Partners and SouthTrust, and (D) a Subordination, Attornment and Non- Disturbance Agreement among House Investments I or House Investments II (as applicable), Transitional Health Partners and SouthTrust.

                  (d) Set forth on Exhibit E is a complete and correct listing of the documents entered into in connection with the SouthTrust Financing with Transitional Health Partners relating to the Cary Health and Rehabilitation Center.

                  (e) Each document enumerated in subparagraph (b)(i) through
(vi) is consistent in all material respects with respect to each SouthTrust Financing with EBT, except for such changes as reflect the name, address and legal description of the particular Health Care Facility to which such document relates, the interest rate and maturity of the related Indebtedness, and the identification of the applicable lease and management agreement with respect to such Health Care Facility, and, in the case of each lease, the term of such lease.

            3.23. Other Financings.

                  (a) Set forth on Exhibit E is a complete and correct listing of the documents entered into in connection with each of the following financings:

                        (i) financing with Oak Grove of Rutherford Limited Partners with respect to Oak Grove Healthcare Center;

                        (ii) financing with Transitional Health Partners with respect to Riverview of Ann Arbor;

                        (iii) financing with Parkview Partnership with respect to Parkview Manor Nursing Facility;

                        (iv) financing with Montclair Medical Investors, L.P. with respect to Montclair Nursing Center; and

                        (v) financing with Odell Investors I, L.P. with respect to THS of Kannapolis.

                  (b) Except for the SouthTrust Financings described in Paragraph 3.22(b) and (c) hereof, and the financing with respect to THS of Kannapolis referred to in clause (v) of 3.23(a), no Borrower has any liability or obligation with respect to any indebtedness of a lessor of a Health Care Facility (other than a lessor that is a Borrower), and no creditor of any such lessor has any security interest in or other right or claim to any assets of any Borrower.

            3.24. CGC. CGC holds no assets except for certain claims and receivables and is not engaged in any business activity; and there does not exist, by virtue of statute, common law, contract or otherwise, any liability of, or any activity or condition relating to, CGC, including, without limitation, with respect to any environmental condition, taxes, employee benefit plan, program or statutory obligation, tort claim or contract dispute, which may survive the liquidation of CGC (whether by operation of law, express assumption or otherwise), except for those liabilities which do not in the aggregate exceed Ten Thousand Dollars ($10,000).

                                    SECTION 4
                                   CONDITIONS

            4.1. Effectiveness of Agreement; First Advance. The effectiveness of this Agreement and the obligation of Lenders to make the first Advance hereunder shall be subject to satisfaction of each of the following conditions, in each case in form and substance satisfactory to Lenders:

                  (a) Promissory Notes. The Notes duly executed by Borrowers and delivered to Lenders.

                  (b) Security Agreement. An amended and restated Security Agreement executed by Borrowers in favor of Agent on behalf of the Lenders granting a first priority security interest, subject only to security interests permitted pursuant to Paragraph 6.4 hereof, in all of Borrowers' assets (now owned or hereafter acquired) as security for the Loan; together with financing statements and amendments to financing statements, landlord consents and waivers, mortgagee consents and waivers, consents to the assignment of management contracts of Borrowers and evidence of any other recordations required by applicable law or by Lenders to perfect or to continue the perfected status of such security interests.

                  (c) Pledge Agreements. Pledge Agreements (or amendments and confirmations of previously delivered Pledge Agreements, as appropriate) in favor of Agent on behalf of the Lenders granting a pledge of all of the outstanding Shares of each Borrower other than the Company as security for the Loan, together with the stock certificates therefor, stock powers executed in blank, and copies of all shareholder agreements relating thereto.

                  (d) Assignments of Partnership Interests. Assignments (or amendments and confirmations of previously delivered assignments, as appropriate) of all interests of Borrowers as general partner or as a limited partner in any partnership other than the Funds, together with any certificates representing such partnership interests.

                  (e) Note Pledges. Confirmation of the Note Pledges executed by the Company in favor of Agent for the benefit of Lenders pursuant to the Existing Credit Agreement.

                  (f) Mortgage. Confirmations of each Mortgage executed in favor of Agent for the benefit of Lenders pursuant to the Existing Credit Agreement in recordable form, together with an updated title policy and opinion of counsel.

                  (g) Insurance. Certificates of insurance naming Agent on behalf of Lenders as an additional insured on all liability policies; and evidence of loss payee and mortgagee endorsements (to the extent Agent is a mortgagee) in favor of

Lenders for policies covering Collateral, with respect to all of the Borrowers' fire, casualty, and other insurance covering its respective property and business.

                  (h) Licenses, Etc. If requested by Agent, copies of all Licenses and contracts which are material in accordance with Paragraphs 3.4 and
3.5 hereof, respectively, including without limitation, those issued by the Local Authorities, all of which shall be owned by a Borrower and be otherwise reasonably satisfactory to Lenders.

                  (i) Leasehold Assignments. Confirmations of the Leasehold Assignments executed in favor of Agent on behalf of Lenders pursuant to the Existing Agreement, assigning all rights of Borrowers under certain leases, duly executed by the applicable Borrowers.

                  (j) Searches. Uniform Commercial Code, tax and judgment lien searches dated as of a recent date against each Borrower in those offices and jurisdictions as the Lenders shall reasonably request.

                  (k) Financial Information. (i) Audited financial statements for the Company and its Consolidated Subsidiaries as of and for the periods ended December 31, 1995; and (ii) cash flow projections for the Company and its Consolidated Subsidiaries on consolidated and consolidating bases, for the five
(5) fiscal years ending December 31, 2002, including quarterly information for the first two (2) such years, satisfactory to Agent and Lenders and certified as reasonable by the Company (such cash flow projections shall take into account the transactions contemplated by this Agreement and shall identify the sources of cash that the Company intends to use to meet its cash needs during such five year period).

                  (l) Opinions of Borrowers' Counsel. An opinion letter from counsel for Borrowers covering such matters as reasonably requested by Lenders.

                  (m) Fees. Payment of fees required pursuant to Paragraph 2.13 hereof, and of the Agent's reasonable expenses, costs and fees in connection with the preparation and entering into of this Agreement and the other Loan Documents.

                  (n) Corporate Documents. A certificate of the secretary or assistant secretary of each Borrower attaching: (i) articles or certificate of incorporation; (ii) by-laws; (iii) resolutions of the Board of Directors authorizing the execution and full performance of the Loan Documents; (iv) an incumbency certificate setting forth the officers thereof and their specimen signatures; and (v) Certificates of Good Standing dated as of a recent date as to such Borrower in its state of incorporation and in all states in which it is qualified to do business.

                  (o) SouthTrust Intercreditor Agreements.

                        (i) An intercreditor agreement among the Agent on behalf of the Lenders, SouthTrust, EBT and CHPC;

                        (ii) An intercreditor agreement among the Agent on behalf of the Lenders, LaSalle National Bank, as Trustee under that certain Pooling and Servicing Agreement dated as of December 1, 1995 for RMF Commercial Mortgage Pass-Through Certificates (Series 1995-1), EBT and CHPC;

                        (iii) An intercreditor agreement among the Agent on behalf of Lenders, SouthTrust, Centennial/Ashton Properties Corporation, and Ashton Woods Limited Partnership;

                        (iv) An intercreditor agreement among Agent on behalf of Lenders, SouthTrust and Transitional Health Partners with respect to the Cary Health and Rehabilitation Center;

in each case in form and substance satisfactory to Lenders and together with such other documentation as Lenders shall reasonably require.

                  (p) NationsBanc Intercreditor Agreement. An intercreditor agreement among Agent on behalf of Lenders, NationsBanc Mortgage Capital Corp. or its successor, and Parkview Partnership with respect to Parkview Manor Nursing Facility.

                  (q) HCPI Intercreditor Agreement. Confirmation of the intercreditor arrangements with HCPI in connection with the NC Health Care Loan and the NCHC Loan.

                  (r) Agreement of Preferred Stockholders. Confirmation of the acknowledgment and agreement of all holders of the South Atlantic Preferred Stock and the Welsh Carson Preferred Stock to the limitations on dividends and redemptions with respect to such Preferred Stock.

                  (s) Subordination of Transitional Subordinated Notes.

                        (i) A Subordination Agreement subordinating the Transitional Subordinated Notes and the guaranty of the Transitional Subordinated Notes by the Company to the Loan, executed by each holder of the Transitional Subordinated Notes; and

                        (ii) Amendment of the Transitional Subordinated Notes to reflect the subordination of such Notes as provided herein.

                  (t) Agreement of Lessors. Confirmation of the agreements of each lessor under any lease assigned under the Leasehold Assignments, pursuant to which each such lessor: (i) consents to such Leasehold Assignment; (ii) waives any landlord's liens with respect to assets of Borrowers; (iii) agrees to provide notice of any default under such lease, and provide a grace period during which such default may be cured prior to eviction; (iv) agrees to the transfer of all rights under the assigned lease upon the exercise of remedies under the Leasehold Assignment, provided all defaults are cured under such lease, and (v) acknowledges that there are no defaults under such leases as of the date thereof.

                  (u) Agreement of Owners. Confirmation of the agreements by each owner of a Health Care Facility operated by Borrower under a management agreement, pursuant to which each such owner: (i) consents to the assignment of such management agreement pursuant to the Security Agreement; and (ii) acknowledges that there are no defaults under such management agreements as of the date thereof; provided, however, that Borrowers shall not be required to obtain the consent referred to in clause (i) with respect to those Health Care Facilities which are owned by partnerships in which Jere M. Ervin is the general partner or a principal of the corporate general partner.

                  (v) Heller Pay-Off. A pay-off letter from Heller Financial, duly executed UCC termination statements with respect to all financing statements filed in favor of such lender, and terminations of all other collateral documents in favor of such lender.

                  (w) Closing Compliance Certificates. A Compliance Certificate as of the most recent fiscal quarter end for which a Compliance Certificate would be required under the terms hereof and a pro forma compliance certificate reflecting the effects of any acquisitions since such date.

                  (x) Initial Advance Request. A completed Advance Request Form with respect to the initial Advance to be made hereunder as of the Effective Date.

                  (y) Other Documents. Such additional documents as Lenders reasonably may request.

            4.2. Subsequent Advances. The obligation of Agent or Lenders to make additional Advances under the Commitment or issue Letters of Credit shall be subject to their receipt of a completed Advance Request Form or Letter of Credit Request Form and Letter of Credit Application, as applicable, and in the case of an Advance for purposes of making a Permitted Acquisition, receipt of the required information, confirmations and documents.

            4.3. Additional Condition to Lenders' Obligations. It shall be a condition to Agent's or Lenders' obligation hereunder to make any Advance or issue any Letter of Credit that the representations and warranties set forth herein and in the Collateral Security Documents shall be true and correct in all material respects as if made on the date of such Advance, that no

Event of Default or Default shall have occurred and be continuing on the date of such Advance or be caused by such Advance, that all fees required pursuant to Paragraphs 2.12, 2.13 and 2.14 hereof have been paid, and there shall have been no Material Adverse Effect or event or circumstance which might reasonably be expected to cause a Material Adverse Effect.

                                    SECTION 5
                              AFFIRMATIVE COVENANTS

            Borrowers covenant and agree that so long as the Commitment of Lenders to Borrowers or any indebtedness of Borrowers to Lenders is outstanding each Borrower will and will cause each of its Subsidiaries to:

            5.1. Existence and Good Standing. Preserve and maintain its existence as a corporation and its good standing in all states in which it conducts business and the validity of all its licenses, permits, certificates of need or other grants of authority required in the conduct of its business.

            5.2. Interim Financial Information. Furnish Lenders within forty-five (45) days of the end of each fiscal quarter hereafter with unaudited quarterly consolidated and consolidating financial statements of the Company and its Consolidated Subsidiaries, in form and substance as reasonably required by Lenders, including a balance sheet, a consolidated statement of income and a statement of cash flows, and a certificate signed by the chief financial or chief executive officer of Borrowers stating that the financial statements fairly present the financial condition of the Company and its Consolidated Subsidiaries as of the date and for the periods covered and were prepared in accordance with GAAP consistently applied.

            5.3. Annual Financial Statements. Furnish to Lenders within ninety
(90) days after the close of each fiscal year audited consolidated and consolidating annual financial statements of the Company and its Consolidated Subsidiaries, including the financial statements and information required under Paragraph 5.2 hereof, which consolidated financial statements shall be prepared in accordance with GAAP and shall be certified without qualification by Coopers & Lybrand L.L.P. or another independent certified public accounting firm satisfactory to Lenders, and cause Lenders to be furnished, within ninety (90) days after the close of each fiscal year, with a report prepared in accordance with Statement on Auditing Standards No. 62 "Special Reports," or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, providing that nothing has come to the attention of such accountants which would lead them to believe that there is a Default or Event of Default under this Agreement.

            5.4. Quarterly Compliance Certification. Furnish to Lenders at the time of delivery of the quarterly and annual financial statements pursuant to Paragraphs 5.2 and 5.3 hereof a certificate of the chief financial officer of the Company in the form of Exhibit F attached hereto showing the calculation of the covenants set forth in Paragraphs 5.15 through 5.20 hereof, calculation of the Applicable Margin as of the date of such financial statements and calculation of the Borrowing Base as of the date of such financial statements, together with (a) a schedule of operating leases, indicating the imputed outstanding principal balance thereunder as of the end of the fiscal period to which such Compliance Certificate relates, (b) financial statements for the Existing Operations and the Acquired Operations, respectively, including pro forma historical financial statements for any Acquired Operations, as applicable, and (c) pro forma historical combined financial statements including any Permitted Acquisitions, as applicable.

            5.5. Receivables Aging Report. Furnish to Lenders no later than forty-five (45) days after the end of each fiscal quarter an accounts receivable aging report as of the last day of such quarter.

            5.6. Additional Information. Deliver to Lenders, (i) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders, copies of all registration statements (without exhibits), and all annual, quarterly or other reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) including, without limitation, Form 10-Q and Form 10-K; and
(ii) within ten (10) Business Days of receipt copies of all auditors' annual management letters delivered to any Borrower.

            5.7. Books and Records. Keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to Lenders, or their respective agents, during normal business hours at any reasonable time upon reasonable notice for inspection and to make extracts thereof and permit any Lender to discuss the contents of same with senior officers of Borrowers and also with outside auditors and accountants of Borrowers. With the consent of Borrowers, which consent will not be unreasonably withheld, any Lender may also meet with other officers and employees of Borrowers.

            5.8. Maintenance of Assets; Insurance. Keep and maintain all of its property and assets in good order and repair, normal wear and tear excepted, and adequately covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts and with such deductibles and retentions as are customary in the industry, under policies requiring the insurer to furnish reasonable notice to Agent and opportunity to cure any non-payment of premiums prior to termination of coverage; and, upon request of Agent no more than twice a year, furnish Agent with certificates of such insurance and cause Agent, as agent for Lenders, to be named as additional insured and, in the case of policies covering Collateral, the loss payee and mortgagee thereof, as their interests may appear under a standard mortgagee clause.

            5.9. Notifications.

                  (a) Promptly notify Agent in writing of (i) the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which, if resolved in favor of a party adverse to a Borrower, might reasonably be expected to have a Material Adverse Effect, or would result in the occurrence of any Event of Default or Default hereunder; (ii) the occurrence of a Default or an Event of Default; and (iii) the opening of any new place of business, the entering into of any new contract for the operation or management of any additional Health Care Facility, or the relocation of any Collateral to a location at which Lenders do not have a perfected security interest; and

                  (b) With respect to all matters previously disclosed to Lenders pursuant to Paragraphs 3.19 or 5.13 hereof, no later than forty-five
(45) days after the last day of each fiscal quarter, deliver to Agent a report describing any material information or change in circumstances regarding actual or alleged liability of Borrowers and the quantification thereof.

            5.10. Taxes. Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are (i) currently being contested in good faith by appropriate proceedings and (ii) are covered by appropriate reserves maintained in accordance with GAAP.

            5.11. Costs and Expenses. Pay or reimburse Agent for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable attorneys' fees and disbursements and costs of Agent's periodic audits) Agent may pay or incur in connection with the preparation, review, execution, filing and recording of this Agreement and the other Loan Documents and all waivers, consents and amendments in connection therewith and all other documentation related thereto, the making of the Loan hereunder, and the collection and enforcement of the Loan, including without limitation, any reasonable fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid; and pay or reimburse each Lender for all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) in connection with the collection or enforcement of the Loan following a Default or an Event of Default or maturity, including without limitation any reasonable fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid. All obligations provided for in this Paragraph
5.11 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

            5.12. Additional Collateral Documentation.

                  (a) Execute, deliver and record, at any time upon Agent's request and in form and substance satisfactory to Lenders, any of the following instruments in favor of Agent on behalf of Lenders as additional Collateral for the Loan: (i) mortgages, leasehold mortgages and/or assignments of rents and leases on any real property of Borrowers, (ii) assignments of leases of real or personal property leased by Borrowers from or to others, (iii) to the extent permitted by applicable law, specific assignments by Borrowers of easements, Licenses or like grants of authority or service agreements, (iv) assignments of partnership interests, including without limitation general partnership interests in the Funds in the event that the owner of any such general partnership interests shall continue to be a Subsidiary of the Company after December 31, 1996, and (vi) any other like assignments or agreements specifically covering any of Borrowers' properties or assets.

                  (b) If required or applicable to any collateral, give, execute, deliver and file in the appropriate governmental offices any instrument necessary to perfect a security interest in accounts and the proceeds thereof under the provisions of the Federal Assignment of Claims Act.

                  (c) In connection with (1) any Permitted Acquisition, whether or not financed with an Advance hereunder, at the time of consummation of the Permitted Acquisition or (2) the creation of any Subsidiary, deliver to Agent, for the benefit of Lenders: (i) joinders to this Agreement and the Notes by any new Subsidiary formed or acquired in connection therewith, other than the Funds;
(ii) a pledge of all Shares of stock or partnership interests of any such new Borrower; (iii) such Collateral Security Documents as shall be necessary to grant to Agent, on behalf of Lenders, a first priority lien on substantially all of the assets acquired in such acquisition (subject to such exceptions as are permitted pursuant to Paragraph 6.4 hereof); (iv) certificates, opinions of counsel, and other documents and information, including without limitation lien searches, title insurance, environmental reports, and appraisals, as reasonably required by Lenders; and (v) if such Permitted Acquisition is made without using the proceeds of an Advance hereunder, the items and information required to be delivered pursuant to subparagraph 2.7(a) hereof in connection with Advances for purposes of making a Permitted Acquisition.

            5.13. Compliance.

                  (a) Comply in all respects with all local, state and federal laws and regulations applicable to its business, including without limitation the Environmental Control Statutes, and all laws and regulations of HCFA and the Local Authorities, and the provisions and requirements of all Licenses and other like grants of authority held by Borrowers, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; and notify Agent immediately in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such Licenses, or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such License, or grant of authority, except where the failure to comply with or perform, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

                  (b) With respect to the Environmental Control Statutes, notify the Agent when any Person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Borrower with regard to an actual or imminently threatened "removal," "spill," or "release" (as defined in the Environmental Control Statutes) of any Hazardous Substance if the obligation or liability with respect thereto is reasonably foreseeable to exceed at any time or from time to time One Hundred Thousand Dollars ($100,000); and notify the Agent in detail promptly upon the receipt by any Borrower of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statute or regulation or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default if the obligation or liability with respect thereto is reasonably foreseeable to exceed at any time or from time to time One Hundred Thousand Dollars ($100,000).

            5.14. ERISA.

                  (a) Comply in all material respects with the provisions of ERISA and the Code to the extent applicable to any Plan; not incur any accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any liability to the PBGC (as established by ERISA) in excess of Two Hundred Fifty Thousand Dollars ($250,000); and not take any action (or omit to take any action) which may result in the institution of termination proceedings by the PBGC under Section 4042 of ERISA or may result in the imposition of a lien on its properties or assets; and

                  (b) Notify Agent in writing promptly after it has come to the attention of senior management of any Borrower that any event has occurred or will occur with respect to a defined benefit pension plan which must be reported to the PBGC or which is described in Section 4042(a) of ERISA (relating to the soundness of a Plan) or which would result in the PBGC's ability to assert a material liability against it or impose a lien in an amount in excess of One Hundred Thousand Dollars ($100,000) on any Borrower's properties or assets.

            5.15. Funded Debt to Capital Ratio. Maintain as of the last day of each fiscal quarter during the periods set forth in the left hand column below a ratio of Funded Debt to Capital of not more than the ratio set forth in the right hand column below:

            Period                                      Required Ratio
            ------                                      --------------

      Effective Date through
        December 31, 1996                                   0.80:1

      January 1, 1997 through
        December 31, 1997                                   0.75:1

      January 1, 1998 through
        December 31, 1998                                   0.70:1

      January 1, 1999 through
        December 31, 1999                                   0.65:1

      January 1, 2000 and thereafter                        0.60:1

            5.16. Consolidated Senior Debt to Adjusted EBITDA. Maintain as of the last day of each fiscal quarter during the periods set forth in the left hand column below a ratio of Consolidated Senior Debt to Adjusted EBITDA for the Company and its Consolidated Subsidiaries of not more than the ratio set forth in the right hand column below:

            Period                                      Required Ratio
            ------                                      --------------

      Effective Date through
        September 30, 1996                                  4.50:1

      October 1, 1996 through
        December 31, 1996                                   4.25:1

      January 1, 1997 through
        March 31, 1997                                      4.00:1

      April 1, 1997 through
        June 30, 1997                                       3.75:1

      July 1, 1997 through
        December 31, 1997                                   3.50:1

      January 1, 1998 through
        December 31, 1998                                   3.25:1

      January 1, 1999 and thereafter                        3.00:1

            5.17. Adjusted Total Debt to Adjusted EBITDAR. Maintain as of the last day of each fiscal quarter ending during the periods set forth in the left hand column below a ratio of Adjusted Total Debt to Adjusted EBITDAR for the Company and its Consolidated Subsidiaries of not more than the ratio set forth in the right hand column below:

            Period                                      Required Ratio
            ------                                      --------------

      Effective Date through
        September 30, 1996                                  6.00:1

      October 1, 1996 through
        December 31, 1996                                   5.75:1

      January 1, 1997 through
        December 31, 1997                                   5.50:1

      January 1, 1998 through
        December 31, 1998                                   5.25:1

      January 1, 1999 and thereafter                        4.50:1

            5.18. Consolidated Net Worth. Maintain as of the last day of each fiscal quarter Consolidated Net Worth in an amount not less than the Net Worth Requirement.

            5.19. Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter through December 31, 1999 a Consolidated Fixed Charge Coverage Ratio of not less than 1.15 to 1, and maintain as of the last day of each fiscal quarter thereafter a Consolidated Fixed Charge Coverage Ratio of not less than 1.25 to 1.

            5.20. Borrowing Base. Maintain at all times the outstanding balance of the Loan in an amount not to exceed the Borrowing Base.

            5.21. Management Changes. Notify Agent in writing promptly of any change of Borrowers' senior officers.

            5.22. Successor Agent. In the event of the appointment of any successor Agent pursuant to Paragraph 9.16 hereof, execute and deliver any documents reasonably requested by Lenders to effectuate and confirm the transfer to such successor Agent of all rights, powers, duties, obligations and property vested in its predecessor Agent hereunder.

            5.23. Transactions Among Affiliates. Cause all transactions between and among Affiliates to be on an arms-length basis in the ordinary course and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

            5.24. Inspections. Permit Lenders from time to time to conduct inspections of the Health Care Facilities during normal business hours at reasonable times and without undue disruption of operations at any such Health Care Facility.

            5.25. The Funds. If the Funds have not ceased to be Subsidiaries prior to January 31, 1997, deliver to Agent on behalf of Lenders a pledge of the stock of the general partners thereof.

            5.26. Other Information. Provide Lenders with any other documents and information, financial or otherwise, reasonably requested by Lenders from time to time.

                                    SECTION 6
                               NEGATIVE COVENANTS

            So long as the Commitment or any Indebtedness of Borrowers to Lenders remains outstanding hereunder, each Borrower covenants and agrees that it will not and will not permit any Subsidiary to:

            6.1. Indebtedness. Borrow any monies or create any Indebtedness except: (i) borrowings from Lenders hereunder; (ii) trade indebtedness in the normal and ordinary course of business for value received; (iii) Indebtedness incurred to purchase or lease fixed or capital assets (other than acquisitions pursuant to Paragraph 6.8 hereof), provided, however, that the aggregate principal amount of such Indebtedness shall not exceed Three Million Dollars ($3,000,000); (iv) intercompany loans among the Borrowers or from Borrowers to OGRLP, provided, that (A) the aggregate amount of all such advances to THS Nursing Home Subsidiaries shall not at any time exceed Twenty Million Dollars ($20,000,000) and (B) the aggregate amount of all advances to OGRLP shall not at any time exceed Two Hundred Thousand Dollars ($200,000); (v) Indebtedness outstanding on the date hereof, as described on Exhibit E attached hereto, as reduced by payments required thereunder; and (vi) additional Indebtedness which, together with the amount of any guaranties permitted pursuant to Paragraph 6.2(iii) hereof, shall not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding.

            6.2. Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others except: (i) endorsement of checks or drafts in the ordinary course of business; (ii) guarantees in existence on the date hereof as described on Exhibit E attached hereto, but without increase in the principal amount thereof; and (iii) guaranties the liability under which, together with the amount of Indebtedness permitted pursuant to Paragraph 6.1(vii) hereof, shall not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding.

            6.3. Loans. Make any loans or advances to others other than: (i) intercompany loans among the Borrowers or to OGRLP, provided that (A) the aggregate amount of all such advances to THS Nursing Home Subsidiaries, together with amounts borrowed by THS Nursing Home Subsidiaries hereunder, shall not at any time exceed Twenty Million Dollars ($20,000,000) and (B) the aggregate amount of all such advances to OGRLP shall not at any time exceed Two Hundred Thousand Dollars ($200,000), (ii) loans by the Company to certain officers and employees of the Company in an aggregate principal amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) outstanding at any time, (iii) the NCHC Loan and the NC Health Care Loan outstanding on the date hereof, as reduced by payments thereunder, (iv) advances to third parties that own or Nursing Homes for working capital purposes, in connection with the entering into of a Long-Term Management Contract with respect to such Nursing Home(s), provided that (A) such advances are evidenced by a promissory note in the form of Exhibit G-1 attached hereto and secured by a first priority security interest in all accounts receivable with respect to such Nursing Home pursuant to a security agreement in the form of Exhibit G-2 attached hereto; (B) such promissory note and all collateral security therefor are pledged to Agent, for the benefit of Lenders, pursuant to a Pledge Agreement (Collateral Assignment) in the form of Exhibit G-3 attached hereto, and (C) the aggregate principal amount of all such advances shall not exceed at any time Five Million Dollars ($5,000,000), and (v) Permitted Investments.

            6.4. Liens and Encumbrances. Create, permit or suffer the creation or existence of any liens, security interests, or any other encumbrances on any of its property, real or personal, except in favor of Lenders as security for the Loan, and except (i) liens arising in favor of sellers or lessors for indebtedness and obligations permitted under Paragraph 6.1(iii) hereof incurred to purchase or lease fixed or capital assets; provided, however, that such liens secure only the indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto; (ii) liens for taxes, assessments or other governmental charges, federal, state or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in accordance with GAAP; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; (iv) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; (v) deposits to secure surety, appeal or custom bonds required in the ordinary course of business; (vi) liens in effect as of the date hereof as described on Exhibit E, and, (vii) liens for taxes which are not yet due and payable.

            6.5. Additional Negative Pledge. Enter into an agreement with or covenant or promise to any Person other than Lenders that in any manner restricts its ability to pledge its assets or properties or otherwise grant liens, security interests or encumbrances on its property.

            6.6. Restricted Payments. Make any Restricted Payments; provided, however, that so long as there exists no Event of Default or Default under this Agreement and the payment would not give rise to an Event of Default or Default:
(a) the Company may pay dividends on the South Atlantic Preferred Stock in accordance with the terms thereof as in effect on the date hereof; (b) the Company may redeem or repurchase South Atlantic Preferred Stock if required by the terms thereof on the date of such redemption or repurchase pursuant to the terms of the South Atlantic Preferred Stock as in effect on the date of this Agreement; (c) the Company may redeem or repurchase Preferred Stock or the Transitional Subordinated Notes out of proceeds of the issuance of equity by the Company; and (d) TFS or the Company may pay regularly scheduled payments of interest on the Transitional Subordinated Notes in accordance with the terms thereof as in effect on the date of this Agreement.

            6.7. Transfer of Assets; Liquidation.

                  (a) Sell, lease, transfer or otherwise dispose of any assets; provided, however, Borrowers may (i) dispose of assets in the ordinary course of business provided that the disposition does not constitute a Sale of Material Assets, (ii) convert Permitted Investments into cash and cash into Permitted Investments, and (iii) sell or otherwise dispose of the capital stock of WelCare Consolidated Resources of America and the Fund Service Corporations, subject to the requirements of Paragraph 2.5(b)(i) if applicable. Borrowers may request from time to time the right to consummate a sale or other disposition of assets and Lenders shall have the absolute discretion to withhold consent to any proposed disposition of assets.

                  (b) Discontinue, liquidate, or change in any material respect any substantial part of its operations or business.

            6.8. Acquisitions and Investments.

                  (a) Purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any investments in, any other firm or corporation, or enter into any joint venture or partnership except: (i) Borrowers may own the Subsidiaries owned by them on the date hereof as set forth on Exhibit E attached hereto and Borrowers may be general partners in partnerships in which they are general partners as of the date hereof as set forth on Exhibit E; (ii) Borrowers may make Permitted Investments, subject to the conditions and limitations set forth in the definition thereof; (iii) in the absence of an Event of Default or a Default, and if such contemplated action would not cause an Event of Default or a Default, Borrowers may make Permitted Acquisitions, subject to the conditions and limitations set forth in the definition thereof, provided, however, that (A) no Permitted Acquisition may be made pursuant to this clause
(iii) without the prior written consent of Required Lenders if the Acquisition Price in such acquisition is in excess of Ten Million Dollars ($10,000,000), (B) no Permitted Acquisition may be made pursuant to this clause (iii) without the prior written consent of Required Lenders if the Acquisition Price in such acquisition, together with the Acquisition Price in connection with all other Permitted Acquisitions consummated without the consent of Required Lenders within the prior twelve months is in excess of Twenty-Five Million Dollars ($25,000,000), (C) each Permitted Acquisition of a Nursing Home shall be only by the acquisition of ownership thereof, free and clear of any liens, claims or encumbrances except as permitted pursuant to Paragraph 6.4 hereof, (D) no Permitted Acquisition may be consummated unless Borrowers shall have complied with Paragraph 5.12(c) hereof, and (E) without regard to whether such Permitted Acquisition is being funded by an Advance hereunder, Borrowers shall provide to Lenders no later than fifteen (15) Business Days prior to a Permitted Acquisition, a notice of Permitted Acquisition in the form of Exhibit H attached hereto together with:

                        (I) a narrative description of the proposed acquisition which describes the terms of the proposed acquisition and demonstrates it to be a Permitted Acquisition, and describes the business to be acquired, the legal structure for the acquisition, the acquisition price to be paid, and other material features of the proposed acquisition;

                        (II) copies of financial statements of the business to be acquired for the three most-recently ended fiscal years of such business and for the most recently-ended interim fiscal period of such business for which financial statements are available;

                        (III) a proposed amendment or supplement to Exhibit E hereto, to include the information required to be disclosed pursuant to the representations and warranties set forth in Section Three thereof, as applied to such business, which amendment or supplement shall be subject to approval of Required Lenders as provided herein;

                        (IV) pro forma combined financial statements of the business to be acquired and the Company and its Consolidated Subsidiaries giving effect to the proposed acquisition on an historical basis for the most recent period for which a Compliance Certificate has been delivered and on a projected basis for the remaining life of the Loan, including calculations demonstrating pro forma covenant compliance for the most recent period for which a Compliance Certificate has been delivered and prospective covenant compliance for the remaining life of the Loan; and

                        (V) pro forma historical financial information for the proposed Acquired Operations on a stand alone basis, and on a combined basis with all other Acquired Operations, including calculation of the Borrowing Base and demonstrating compliance therewith.

            In addition, Borrowers shall deliver in connection with any Permitted Acquisition, prior to consummation thereof, (x) an appraisal of the Health Care Facility to be acquired, if an appraisal is reasonably requested in writing by Required Lenders, dated as of a recent date, and (y) such additional information regarding the acquisition as any Lender may reasonably request.

            With respect to any Permitted Acquisition requiring approval of Required Lenders hereunder, Borrowers shall request such approval by delivering such request in writing to Lenders together with the Notice of Acquisition and information required by clause (a)(iii)(E) above. Not later than fifteen (15) Business Days after receipt of a completed Notice of Acquisition, including all of the information specified above, each Lender shall either indicate to Agent and Borrowers that its approval will not be given, or shall execute and return to Agent and Borrowers the Notice of Acquisition, indicating such Lender's approval as to (x) the amendment or supplement to Exhibit E hereto as required pursuant to clause (a)(iii)(E)(III) above; (y) the pro forma financial information, as required pursuant to the definitions of Adjusted EBITDA and Adjusted EBITDAR; and (z) if applicable, the Permitted Acquisition, as required pursuant to this Paragraph 6.8.

                  (b) Enter into any new business activities or ventures not within the Permitted Lines of Business; or merge or consolidate with or into any other Person (other than (i) any merger or consolidation among Borrowers; and (ii) any other merger having as its effect a Permitted Acquisition, subject to the provision of subparagraph (a) above); or, except in connection with an acquisition permitted by subparagraph (a) above or the creation of a Subsidiary in which the requirements of paragraph 5.12(c) have been met, create any Subsidiary, become a general partner in any partnership, or acquire in excess of fifty percent (50%) of the outstanding partnership interests of any partnership.

            6.9. New Leases. Enter into or assume, or otherwise become obligated under, any lease of a Health Care Facility.

            6.10. Use of Proceeds. Use any of the proceeds of the Loan, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

                                    SECTION 7
                         COLLATERAL AND RIGHT OF SET-OFF

            As additional collateral for the payment of any and all of Borrowers' indebtedness and obligations to Lenders, whether matured or unmatured, now existing or hereafter incurred or created hereunder or otherwise, each Borrower hereby grants to Lenders a security interest in and lien upon all funds, balances or other property of any kind of such Borrower, or in which such Borrower has an interest, limited to the interest of Borrowers therein, whether now or hereafter in the possession, custody or control of any Lender.

            Each Lender (and any Lender's bank Affiliate) is hereby authorized from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or such Lender's bank Affiliate) to or for the credit or the account of any Borrower against any and all of the obligations of Borrowers now or hereafter existing under any of the Loan Documents, irrespective of whether such Lender shall have made any demand thereunder. Each Lender agrees promptly to notify Borrowers after any such set-off and application made by such Lender (or such Lender's bank Affiliate); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section Seven are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender (or such Lender's bank Affiliate) may have.

                                   SECTION 8
                                    DEFAULT

            8.1. Events of Default. Each of the following events shall be an Event of Default hereunder:

                  (a) If Borrowers shall fail to pay (i) any installment of principal when due; or (ii) any payment of interest or any other sum payable to Lenders hereunder or otherwise within three (3) days of when due;

                  (b) If any representation or warranty made herein or in connection herewith or in any statement, certificate or other document furnished hereunder shall be false or misleading in any material respect when made;

                  (c) If Borrowers shall default in the payment or performance of any terms of (i) any lease of a Health Care Facility or Indebtedness secured by real property, whether now or hereafter entered into, or (ii) any other obligation or indebtedness to another of Two Hundred Fifty Thousand Dollars ($250,000) or more, whether now or hereafter incurred;

                  (d) If any Borrower shall default in or fail to observe at any test date the covenants set forth in Paragraphs 5.15 through 5.20 hereof or Section Six hereof;

                  (e) If any Borrower shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraphs (a), (b) or (d) above) or in any document executed or delivered in connection herewith, including without limitation any Collateral Security Document and such default shall continue uncured for twenty (20) days after notice thereof to any Borrower given by Agent pursuant to the direction of Required Lenders;

                  (f) If the Company shall cease to own directly or indirectly one hundred percent (100%) of each other Borrower;

                  (g) If any Person which is controlled by J. Stephen Eaton as of the date of this Agreement and is a general partner of any partnership from which any Borrower leases any Health Care Facility or with which any Borrower has contracted for the management of any Health Care Facility shall cease to be a Person in which J. Stephen Eaton maintains control. For purposes of this provision, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise;

                  (h) If: (i) J. Stephen Eaton and members of his immediate family or trusts for the benefit of such family members shall cease to own at least ten percent (10%) of the voting securities of the Company; or (ii) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder (other than (x) J. Stephen Eaton and members of his immediate family or trust for the benefit of such family members, (y) South Atlantic Venture Fund II, Limited Partnership and South Atlantic Venture Fund III, Limited Partnership, and (z) Welsh, Carson, Anderson & Stowe VI, L.P., WCAS Capital Partners II, L.P., WCAS Health Care Partners, L.P. and CID Equity Capital III, L.P.) shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities within the time specified in Rule 13d-3 of the 1934 Act) representing ten percent (10%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors (hereinafter called a "Controlling Person"); or (iii) a majority of the board of directors of the Company shall cease for any reason to consist of (A) individuals who on the date hereof were serving as directors of Borrowers and (B) individuals who subsequently become members of the Board if such individuals' nominations for election or elections to the Board are recommended or approved by a majority of the Board of Directors of the Company. For purposes of clause (ii) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith, and not for the purpose of circumventing this Paragraph 8.1(h) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause
(i) above;

                  (i) If J. Stephen Eaton shall cease to be Chief Executive Officer of the Company, provided that if such cessation of service is as a result of death or permanent disability then there shall be no Event of Default under this Paragraph 8.1(i) if a replacement is named within thirty (30) days of such death or permanent disability and Required Lenders have not given written notice to the Company of their objection to such replacement within fifteen (15) days after such naming;

                  (j) If custody or control of any substantial part of the property of any Borrower shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any License to operate a Health Care Facility or any other material License shall be suspended, revoked, not renewed at expiration or otherwise terminated; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination which, in any of the foregoing instances, might reasonably be expected to have a Material Adverse Effect;

                  (k) If any Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; or is adjudicated insolvent or bankrupt; or admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty
(30) days; or makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the relief of debtors to be instituted against it and if contested by it not dismissed or stayed within thirty (30) days; or if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the relief of debtors is instituted or commenced by any Borrower; or if any order for relief is entered relating to any of the foregoing proceedings; or if any Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if any Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

                  (l) If any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered, issued or levied against any Borrower or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) days after its issuance or levy.

                  (m) If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, Borrowers have incurred or in the opinion of Lenders are reasonably likely to incur a liability or liabilities in excess of Two Hundred Fifty Thousand Dollars ($250,000) during any consecutive twelve (12) month period.

            8.2. Remedies. Upon the happening of any Event of Default and at any time thereafter, at the election of Required Lenders, and by notice by Agent to Borrowers (except if an Event of Default described in Paragraph 8.1(k) shall occur in which case acceleration shall occur automatically without notice), Required Lenders may declare the entire unpaid balance, principal, interest and fees, of all Indebtedness of Borrowers to Lenders, hereunder or otherwise, to be immediately due and payable. Upon such declaration, the Commitment shall immediately and automatically terminate and Lenders shall have no further obligation to make any Advance and they shall have the immediate right to enforce or realize on any Collateral in a commercially reasonable manner in any manner or order they deem expedient without regard to any equitable principles of marshalling or otherwise. Whether such a declaration has been made by Required Lenders that the Indebtedness is due and payable following an Event of Default, Required Lenders may terminate the Commitment at any time following an Event of Default by notice thereof by Agent to Borrowers. In addition to any rights granted hereunder or in any documents delivered in connection herewith, including without limitation, the Collateral Security Documents, Lenders shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

                                   SECTION 9
                                  THE LENDERS

            This Section sets forth the relative rights and duties of Agent and Lenders respecting the Loan and, with the exception of Paragraphs 9.3 and 9.15 hereof, does not confer any enforceable rights on Borrowers against Lenders or create on the part of Lenders any duties or obligations to Borrowers.

            9.1. Application of Payments. Agent shall apply all payments of principal, interest, commitment fee or other amounts hereunder made to Agent by or on behalf of Borrowers, to Lenders on the basis of their Pro Rata Shares of the outstanding principal balance of the Loan, except for interest and fees outstanding under the Existing Agreement and required to be paid to CoreStates on the Effective Date and the fees payable under Paragraph 2.13 and Paragraph 2A.4(iv) hereof, which shall be paid solely to Agent. Such distribution of payments shall be made promptly in federal funds immediately available at the office of each Lender set forth above.

            9.2. Set-Off. In the event a Lender, by exercise of its right of set-off, or otherwise, receives any payment of Indebtedness owing to it, hereunder or otherwise, in an amount greater than its Pro Rata Share of such payment based upon the Lenders' respective shares of principal Indebtedness outstanding hereunder immediately before such payment, such Lender shall purchase a portion of the Indebtedness hereunder owing to each other Lender so that after such purchase each Lender shall hold its Pro Rata Share of all the Indebtedness then outstanding hereunder, provided that if all or any portion of such excess payment is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of any such recovery, but without interest.

            9.3. Modifications and Waivers. No modification or amendment hereof, consent hereunder or waiver of any Event of Default shall be effective except by written consent of the Required Lenders; provided, however, that the written consent of all Lenders shall be required to (i) modify, amend, waive, discharge, terminate or suspend compliance with (A) any rate of interest applicable to the Loan to the extent it is proposed to be decreased, (B) the amount of the Commitment, to the extent it is proposed to be increased, and the Lenders' respective shares thereof; (C) the dates or amounts of payment of the Loan or the circumstances requiring payment under Paragraph 2.5(b) hereof, (D) the commitment fee set forth in Paragraph 2.12 hereof or other amounts payable by Borrowers hereunder except if payable solely to the Agent, to the extent any such amount is proposed to be decreased, (E) the definition of Required Lenders, or (F) this Paragraph 9.3; or (ii) to release of any Collateral valued in excess of $250,000 in the aggregate in any calendar year other than in the ordinary course of business.

            9.4. Obligations Several. The obligations of the Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

            9.5. Lenders' Representations. Each Lender represents and warrants to the other Lenders that (i) it has been furnished all information it has requested for the purpose of evaluating its proposed participation under this Agreement; and (ii) it has decided to enter into this Agreement on the basis of its independent review and credit analysis of Borrowers, this Agreement and the documentation in connection therewith and has not relied for such analysis on any information or analysis provided by any other Lender.

            9.6. Investigation. No Lender shall have any obligation to the others to investigate the condition of Borrowers or any of the Collateral or any other matter concerning the Loan.

            9.7. Powers of Agent. Agent shall have and may exercise those powers specifically delegated to Agent herein, together with such powers as are reasonably incidental thereto.

            9.8. General Duties of Agent, Immunity and Indemnity. Upon receipt of notices and reports delivered by Borrowers to the Agent under this Agreement, the Agent shall promptly deliver the same in the form received to the Lenders. In performing its duties as Agent hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested, subject to the limitations on liabilities contained herein; provided that Agent shall not be obligated to ascertain or inquire as to the performance of any of the terms, covenants or conditions hereof by Borrowers. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action or omission by any of them hereunder or in connection herewith except for gross negligence or willful misconduct. Subject to such exception, each of the Lenders hereby indemnifies Agent (in its capacity as Agent) on the basis of such Lender's Pro Rata Share, against any liability, claim, loss or expense arising from or relating to any action taken or omitted to be taken with respect to this Agreement, a Collateral Security Document or the transactions contemplated thereby or Borrowers, to the extent that the Agent has not been reimbursed therefor by Borrowers.

            9.9. No Responsibility for Representations or Validity, etc. Each Lender agrees that Agent shall not be responsible to any Lender for any representations, statements, or warranties of Borrowers herein. Neither Agent nor any of its directors, officers, employees or agents shall be responsible for the validity, effectiveness, sufficiency, perfection or enforceability of this Agreement and any Collateral, or any documents relating thereto or for the priority of any of Lenders' security interests in any such Collateral.

            9.10. Action on Instruction of Lenders; Right to Indemnity. Agent shall act upon written instruction of the Required Lenders or Lenders, as appropriate, and in all cases Agent shall be fully protected in acting or refraining from acting hereunder in accordance with such written instructions to it signed by Required Lenders unless the consent of all the Lenders is expressly required hereunder in which case Agent shall be so protected when acting in accordance with such instructions from all the Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Lenders, provided that except as otherwise provided herein, Agent may act hereunder in its own discretion without requesting such instructions.

            9.11. Employment of Agents. In connection with its activities hereunder, Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the default or misconduct of agents or attorneys-in-fact selected with reasonable care.

            9.12. Reliance on Documents. Agent shall be entitled to rely upon
(a) any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and (b) upon the opinion of its counsel with respect to legal matters.

            9.13. Agent's Rights as a Lender. With respect to its share of the indebtedness hereunder, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent. Each of the Lenders may accept deposits from and generally engage in other banking or trust business with Borrowers as if it were not Agent or a Lender hereunder.

            9.14. Expenses. Each of the Lenders shall reimburse Agent, from time to time at the request of Agent, for its Pro Rata Share of any expenses incurred by Agent in connection with the performance of its functions hereunder, provided however that in the event Lenders shall reimburse Agent for expenses for which Borrowers subsequently reimburses Agent, Agent shall remit to each Lender the respective amount received from such Lender against such expenses.

            9.15. Resignation of Agent. Agent may at any time resign its position as Agent, without affecting its position as a Lender, by giving written notice to Lenders and Company. Such resignation shall take effect upon the appointment of a successor agent in accordance with this Paragraph 9.15. In the event Agent shall resign, Lenders with the consent of the Company shall appoint a Lender with banking powers as successor agent. If within thirty (30) days of the Agent's notice of resignation no successor agent shall have been appointed by Lenders and accepted such appointment, then Agent, in its discretion may appoint any other Lender with banking powers as a successor agent.

            9.16. Successor Agent. The successor Agent appointed pursuant to Paragraph 9.15 shall execute and deliver to its predecessor and Lenders an instrument in writing accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all Collateral, documents and moneys held by it as Agent, if any, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent under this Agreement.

            9.17. Collateral Security. Agent will hold, administer and manage any Collateral pledged from time to time hereunder either in its own name or as Agent, but each Lender shall hold a direct, undivided pro-rata beneficial interest therein, on the basis of its Pro Rata Share, by reason of and as evidenced by this Agreement.

            9.18. Enforcement by Agent. All rights of action under this Agreement and under the Notes and all rights to the Collateral hereunder may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in its name as Agent without the necessity of joining as plaintiffs or defendants any other Lenders, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Agent.

                                   SECTION 10
                                  MISCELLANEOUS

            10.1. Indemnification and Release Provisions. Borrowers hereby agree to defend Agent and each Lender and its respective directors, officers, agents and employees from, and hold each of them harmless against, any and all losses, liabilities (including, without limitation, settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel incurred by any of them arising out of or in connection with or by reason of this Agreement, the Commitment, the making of the Loan or any Collateral Security Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or License or the application of any such Statute to any of Borrowers' properties or assets, excluding, however, those caused by such party's respective gross negligence or willful misconduct. Borrowers hereby release Agent and each Lender and its respective directors, officers, agents and employees from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them except for those caused by such party's respective gross negligence or willful misconduct. All obligations provided for in this Paragraph 10.1 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

            10.2. Participations and Assignments. Borrowers hereby acknowledge and agree that a Lender may at any time: (a) grant participations in its Loan or any Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other Person which (x) in the absence of an Event of Default hereunder, is not a Person in a Permitted Line of Business and (y) has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not granted such Participation; and (ii) any agreement pursuant to which any Lender may grant a Participation: (A) shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (B) may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement requiring approval of all Lenders pursuant to Paragraph 9.3 hereof without the consent of the Participant and (C) shall not relieve such Lender from its obligations, which shall remain absolute, to make Advances hereunder; and (b) assign (i) all or any percent of its Loan or any Note or right, title and interest therein or in and to this Agreement, to (x) a Lender; (y) any Affiliate of a Lender; or (z) any Federal Reserve Bank; or (ii) all or any part of its Loan or any Note or right, title and interest therein or in and to this Agreement to a third party; provided, however, that in the absence of an Event of Default or Default hereunder, (x) any participations granted pursuant to (a) above and assignments pursuant to (b)(ii) above shall not exceed forty-nine percent (49%) of such Lender's initial interest in the Loan and its Note hereunder and (y) no assignment pursuant to (b)(ii) above shall be made without the prior written consent of the Agent and Borrowers, which consent shall not be unreasonably withheld. Any participations pursuant to subparagraph (a) and any assignments pursuant to subparagraph (b) shall be in an amount not less than Five Million Dollars ($5,000,000). Any assignment pursuant to subparagraph (b) shall require payment by the applicable Lender to Agent of a $2,500 transfer fee.

            10.3. Binding and Governing Law. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

            10.4. Survival. All agreements, representations, warranties and covenants of Borrowers contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder and except for Paragraphs 5.11 and 10.1 which provide otherwise, will continue in full force and effect as long as any Indebtedness or other obligation of Borrowers to any Lender under this Agreement or any Collateral Security Document, or any Commitment, remains outstanding.

            10.5. No Waiver; Delay. If Lenders or any of them shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon any other Lender or the later occurrence or recurrence of any of said events with respect to any Lender. No delay by Lenders in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Lenders' powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            10.6. Modification. Except as otherwise provided in this Agreement, no modification or amendment hereof shall be effective unless made in a writing signed by appropriate officers of all of the parties hereto.

            10.7. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

            10.8. Notices. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered by hand, telecopied or mailed (registered or certified mail) to the parties at their respective addresses and telecopy numbers set forth in this Agreement or such other addresses as may be given by any party to the others in writing, if to any Borrower at the address and telecopy numbers of such Borrower set forth in Schedule 1 attached hereto, with a copy to Paul A. Quiros, Esq., Nelson, Mullins, Riley & Scarborough, L.L.P., 400 Colony Square, Suite 2200, 1201 Peachtree Street, N.E., Atlanta, GA 30361; and if to the Agent and the Lenders to the individuals at the addresses and telecopy numbers set forth in
Schedule 2 attached hereto. Any communication from or to the Company, and any agreement to an amendment, modification or waiver with respect hereto by the Company, shall be effective as to and binding upon all of the Borrowers.

            10.9. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

            10.10. Time of Day. All time of day restrictions imposed herein shall be calculated using Agent's local time.

            10.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            10.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

            10.13. Consent to Jurisdiction and Service of Process. Borrowers each hereby consent that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on Borrowers at the offices of the Registered Agent for service of process of the Company set forth on Schedule 1 attached hereto with a copy to Paul A. Quiros, Esq., Nelson, Mullins, Riley & Scarborough, L.L.P., 400 Colony Square, Suite 2200, 1201 Peach Street, N.E. Atlanta, GA 30361 and Borrowers agree that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of each Borrower and waive any defense that such a court is an inconvenient forum. Notwithstanding the foregoing, the Agent, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Borrowers may be found or in which any of their properties or Collateral may be located.

            10.14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY LENDER OR AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS' ENTERING INTO THIS AGREEMENT.

            10.15. Acknowledgements. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, PARAGRAPH 10.14 HEREOF, AND FURTHER ACKNOWLEDGE THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAS BEEN FULLY EXPLAINED TO BORROWERS BY SUCH COUNSEL.

            IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Agreement the day and year first above written.


ATTEST:                                CENTENNIAL HEALTHCARE CORPORATION


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
   Name: Paul A Quiros                     Name: Alan C. Dahl
   Title:   Secretary                      Title: Executive Vice President


                             [EXECUTIONS CONTINUED]

ATTEST:                                CENTENNIAL/ASHTON PROPERTIES
                                       CORPORATION


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President


ATTEST:                                CENTENNIAL HEALTHCARE PROPERTIES
                                       CORPORATION


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President


ATTEST:                                CENTENNIAL HEALTHCARE MANAGEMENT
                                       CORPORATION


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                      Title: Executive Vice President


ATTEST:                                CENTENNIAL ACQUISITION CORP.


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President


ATTEST:                                CENTENNIAL PROFESSIONAL THERAPY
                                       SERVICES CORPORATION


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President


                             [EXECUTIONS CONTINUED]

ATTEST:                                CENTENNIAL HEALTHCARE INVESTMENT
                                       CORPORATION


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President



ATTEST:                                TRANSITIONAL HEALTH SERVICES, INC.


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President



ATTEST:                                TRANSITIONAL FINANCIAL SERVICES, INC.


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
   Name: Paul A. Quiros                    Name: Alan C. Dahl
   Title: Asst. Secretary                  Title: Vice President



ATTEST:                                PARAGON REHABILITATION, INC.


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Exec. Vice President



ATTEST:                                THS PARTNERS I, INC.


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President


                             [EXECUTIONS CONTINUED]

ATTEST:                                THS PARTNERS II, INC.


By: /s/ Paul A. Quiros                 By: /s/ Alan C. Dahl
    ---------------------------            ---------------------------------
    Name: Paul A. Quiros                   Name: Alan C. Dahl
    Title: Secretary                       Title: Vice President



                                       TRANSITIONAL HEALTH PARTNERS


ATTEST:                                BY: THS PARTNERS I, INC., its
                                           general partner

By: /s/ Paul A. Quiros                     By: /s/ Alan C. Dahl
    ---------------------------                -----------------------------
    Name: Paul A. Quiros                       Name: Alan C. Dahl
    Title: Secretary                           Title: Vice President


ATTEST:                                 BY: THS PARTNERS II, INC., its
                                            general partner

By: /s/ Paul A. Quiros                      By: /s/ Alan C. Dahl
    ---------------------------                 ----------------------------
    Name: Paul A. Quiros                        Name: Alan C. Dahl
    Title: Secretary                            Title: Vice President



                                       PARKVIEW PARTNERSHIP


ATTEST:                                BY: THS PARTNERS I, INC., its
                                           general partner

By: /s/ Paul A. Quiros                     By: /s/ Alan C. Dahl
   ----------------------                     ------------------------------
   Name: Paul A. Quiros                       Name: Alan C. Dahl
   Title: Secretary                          Title: Vice President


                             [EXECUTIONS CONTINUED]

ATTEST:                                BY: THS PARTNERS II, INC., its
                                           general partner

By: /s/ Paul A. Quiros                     By: /s/ Alan C. Dahl
    ---------------------------                -----------------------------
    Name: Paul A. Quiros                       Name: Alan C. Dahl
    Title: Secretary                           Title: Vice President



                                       CORESTATES BANK, N.A., for itself
                                         and as Agent


                                       By: /s/ Jennifer W. Leibowitz
                                           ---------------------------------
                                           Name:  Jennifer W. Leibowitz
                                           Title: Vice President



                                       NATIONSBANK, N.A. (SOUTH)
                                           ---------------------------------
                                       By: /s/ Laura Gray
                                           Name: Laura Gray
                                           Title: Vice President



                                       AMSOUTH BANK OF ALABAMA


                                       By: /s/ William P. Barnes
                                           ---------------------------------
                                           Name: W. Page Barnes
                                           Title: Senior Vice President

                                   Schedule 1

                                    Borrowers

Centennial HealthCare Corporation
Georgia corporation
400 Perimeter Center Terrace, Suite 650
Atlanta, GA 30346
Telephone:  (770) 698-9040
Telecopier: (770) 395-9776
Attention:  Alan C. Dahl

      Centennial/Ashton Properties Corporation (100%)
      Georgia corporation
      400 Perimeter Center Terrace, Suite 650
      Atlanta, GA 30346
      Telephone:  (770) 698-9040
      Telecopier: (770) 395-9776
      Attention:  Alan C. Dahl

      Centennial HealthCare Properties Corporation (100%)
      Georgia corporation
      400 Perimeter Center Terrace, Suite 650
      Atlanta, GA 30346
      Telephone:  (770) 698-9040
      Telecopier: (770) 395-9776
      Attention:  Alan C. Dahl

            Centennial HealthCare Investment Corporation (100%)
            Georgia corporation
            400 Perimeter Center Terrace, Suite 650
            Atlanta, GA 30346
            Telephone:  (770) 698-9040
            Telecopier: (770) 395-9776
            Attention:  Alan C. Dahl

      Centennial HealthCare Management Corporation (100%)
      Georgia corporation
      400 Perimeter Center Terrace, Suite 650
      Atlanta, GA 30346
      Telephone:  (770) 698-9040
      Telecopier: (770) 395-9776
      Attention:  Alan C. Dahl

      Centennial Professional Therapy Services Corporation (100%)
      Georgia corporation
      400 Perimeter Center Terrace, Suite 650
      Atlanta, GA 30346
      Telephone:  (770) 698-9040
      Telecopier: (770) 395-9776
      Attention:  Alan C. Dahl

      Centennial Acquisition Corp. (100%)
      Georgia corporation
      400 Perimeter Center Terrace, Suite 650
      Atlanta, GA 30346
      Telephone:  (770) 698-9040
      Telecopier: (770) 395-9776
      Attention:  Alan C. Dahl

      Transitional Health Services, Inc. (100%)
      Delaware corporation
      400 Perimeter Center Terrace, Suite 650
      Atlanta, GA 30346
      Telephone:  (770) 698-9040
      Telecopier: (770) 395-9776
      Attention:  Alan C. Dahl

            Transitional Financial Services, Inc. (100%)
            Delaware corporation
            200 West Ninth Street Plaza
            Box 2105
            Wilmington, Delaware 19899
            Telephone:  (302) 655-8894
            Telecopier: (302) 658-0468
            Attention:  Norman Shuman

            Paragon Rehabilitation, Inc. (100%)
            Delaware corporation
            400 Perimeter Center Terrace, Suite 650
            Atlanta, Georgia 30346
            Telephone:  (770) 698-9040
            Telecopier: (770) 395-9776
            Attention:  Alan C. Dahl

            THS Partners I, Inc. (100%)
            Delaware corporation
            400 Perimeter Center Terrace, Suite 650
            Atlanta, GA 30346
            Telephone:  (770) 698-9040
            Telecopier: (770) 395-9776
            Attention:  Alan C. Dahl

            THS Partners II, Inc. (100%)
            Delaware corporation
            400 Perimeter Center Terrace, Suite 650
            Atlanta, GA 30346
            Telephone:  (770) 698-9040
            Telecopier: (770) 395-9776
            Attention:  Alan C. Dahl

                  Transitional Health Partners (* %)
                  Delaware general partnership
                  400 Perimeter Center Terrace, Suite 650
                  Atlanta, GA 30346
                  Telephone:  (770) 698-9040
                  Telecopier: (770) 395-9776
                  Attention:  Alan C. Dahl

                  Parkview Partnership (* %)
                  Delaware general partnership
                  400 Perimeter Center Terrace
                  Atlanta, GA 30346
                  Telephone:  (770) 698-9040
                  Telecopier: (770) 395-9776
                  Attention:  Alan C. Dahl

----------
* Transitional Health Partners and Parkview Partnership are each owned 50% by THS Partners I, Inc. and 50% by THS Partners II, Inc.

                                   Schedule 2

                                     Lenders

                            Maximum Principal Amount


              Maximum
                                              Principal Amount         Percent
                                              --------------------------------

CoreStates Bank, N.A.                         $ 35,000,000              53.80%
1339 Chestnut Street
Philadelphia, PA 19101
Attention: Jennifer W. Leibowitz
           Vice President
Tel: (215) 786-3972
Fax: (215) 786-8448


NationsBank, N.A. (South)                       20,000,000              30.80%
600 Peachtree Northeast
18th Floor, GA 1-006-18-29
Atlanta, GA 30308
Attention: Laura B. Gray
Tel: (404) 607-5861
Fax: (404) 607-6338

AmSouth Bank of Alabama                         10,000,000              15.40%
1900 5th Avenue North
AmSouth-Sonat Tower - 7th Floor
Birmingham, AL 35203
Attention: W. Page Barnes
Tel: (205) 326-4081
Fax: (205) 326-4790

                                              ------------             ------
                                              $ 65,000,000             100.00%